EXHIBIT 4.2

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                          SALE AND SERVICING AGREEMENT
                          Dated as of December 1, 1997

                                  by and among

                     EMERGENT HOME EQUITY LOAN TRUST 1997-4
                                     (Trust)

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   (Depositor)

                                       and

                            EMERGENT MORTGAGE CORP.,
                            (Originator and Servicer)

                                       and

                            FIRST UNION NATIONAL BANK
                               (Indenture Trustee)

                    Emergent Home Equity Asset Backed Notes,

                                  Series 1997-4

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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS..................................................1

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

SECTION 2.01.  CONVEYANCE OF INITIAL MORTGAGE LOANS AND ADDITIONAL MORTGAGE
               LOANS..........................................................1
SECTION 2.02.  CONVEYANCE OF PRE-FUNDED MORTGAGE LOANS........................2
SECTION 2.03.  MORTGAGE FILES AND DOCUMENTS...................................4
SECTION 2.04.  ACCEPTANCE BY INDENTURE TRUSTEE................................6
SECTION 2.05.  REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS...................7
SECTION 2.06.  REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR...............10
SECTION 2.07.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER.....11
SECTION 2.08.  REPRESENTATIONS AND WARRANTIES OF THE TRUST...................13
SECTION 2.09.  ISSUANCE OF SECURITIES........................................14
SECTION 2.10.  SATISFACTION AND DISCHARGE OF WAREHOUSE LIENS.................14

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE TRUST PROPERTY

SECTION 3.01.  SERVICER TO ACT AS SERVICER...................................14
SECTION 3.02.  SUB-SERVICING AGREEMENTS BETWEEN SERVICER AND SUB-SERVICERS...16
SECTION 3.03.  SUCCESSOR SUB-SERVICERS.......................................17
SECTION 3.04.  LIABILITY OF THE SERVICER.....................................18
SECTION 3.05.  NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICERS AND TRUST,
               INDENTURE TRUSTEE, NOTEHOLDERS OR INSURER.....................18

SECTION 3.06.  ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY
               INDENTURE TRUSTEE.............................................19
SECTION 3.07.  COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS..................19
SECTION 3.08.  SUB-SERVICING ACCOUNTS........................................19
SECTION 3.09.  COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS;
               SERVICING ACCOUNTS............................................20
SECTION 3.10.  COLLECTION ACCOUNTS...........................................20
SECTION 3.11.  WITHDRAWALS FROM THE COLLECTION ACCOUNT.......................23
SECTION 3.12.  [RESERVED]....................................................24
SECTION 3.13.  [RESERVED]....................................................24
SECTION 3.14.  INVESTMENT OF FUNDS IN THE INVESTMENT ACCOUNTS................24
SECTION 3.15.  [INTENTIONALLY OMITTED].......................................26
SECTION 3.16.  MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS AND
               FIDELITY COVERAGE.............................................26

SECTION 3.17.  ENFORCEMENT OF DUE-ON-SALE CLAUSES, ASSUMPTION AGREEMENTS.....27
SECTION 3.18.  REALIZATION UPON DEFAULTED MORTGAGE LOANS.....................28
SECTION 3.19.  INDENTURE TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.....30
SECTION 3.20.  SERVICING COMPENSATION........................................31
SECTION 3.21.  REPORTS TO THE INDENTURE TRUSTEE; COLLECTION ACCOUNT
               STATEMENTS....................................................32
SECTION 3.22.  STATEMENT AS TO COMPLIANCE....................................32
SECTION 3.23.  INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT..............33
SECTION 3.24.  ACCESS TO CERTAIN DOCUMENTATION...............................33
SECTION 3.25.  TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.............33


                                      (i)
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SECTION 3.26.  OBLIGATIONS OF THE SERVICER IN RESPECT OF PREPAYMENT INTEREST
               SHORTFALLS....................................................37
SECTION 3.27.  [RESERVED]....................................................37
SECTION 3.28.  OBLIGATIONS OF THE SERVICER IN RESPECT OF MONTHLY PAYMENTS....37
SECTION 3.29.  [RESERVED]....................................................37
SECTION 3.30.  OBLIGATIONS UNDER INDENTURE...................................37

                                   ARTICLE IV

                     PAYMENTS AND DISTRIBUTIONS; STATEMENTS;

SECTION 4.01.  PAYMENTS AND DISTRIBUTIONS....................................38
SECTION 4.02.  STATEMENTS TO SECURITYHOLDERS.................................38
SECTION 4.03.  MONTHLY ADVANCES..............................................41
SECTION 4.04.  DETERMINATION OF REALIZED LOSSES..............................43
SECTION 4.05.  COMPLIANCE WITH WITHHOLDING REQUIREMENTS......................43

                                    ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

SECTION 6.01.  LIABILITY OF THE DEPOSITOR AND THE SERVICER...................43
SECTION 6.02.  MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE SERVICER......44
SECTION 6.03.  LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SERVICER AND
               OTHERS................ .......................................44
SECTION 6.04.  LIMITATION ON RESIGNATION OF THE SERVICER.....................45
SECTION 6.05.  RIGHTS OF THE TRUST, THE DEPOSITOR AND OTHERS IN RESPECT OF THE
               SERVICER......................................................46
SECTION 6.06.  LIMITATION OF LIABILITY.......................................46

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.  SERVICER EVENTS OF DEFAULT....................................47
SECTION 7.02.  INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR............50
SECTION 7.03.  NOTIFICATION TO NOTEHOLDERS AND TRUST.........................51
SECTION 7.04.  WAIVER OF SERVICER EVENTS OF DEFAULT..........................51

                                  ARTICLE VIII

                        CONCERNING THE INDENTURE TRUSTEE

SECTION 8.01.  DUTIES, RESPONSIBILITIES, ETC. OF INDENTURE TRUSTEE...........52
SECTION 8.02.  REPLACEMENT OF INDENTURE TRUSTEE; SUCCESSOR INDENTURE
               TRUSTEE;  APPOINTMENT OF CO- OR SEPARATE INDENTURE TRUSTEE....52

SECTION 8.03.  REPRESENTATIONS AND WARRANTIES OF THE INDENTURE TRUSTEE.......52

                                   ARTICLE IX

                      CERTAIN MATTERS REGARDING THE INSURER

SECTION 9.01.  RIGHTS OF THE INSURER TO EXERCISE RIGHTS OF CLASS A
               NOTEHOLDERS...................................................53
SECTION 9.02.  INDENTURE TRUSTEE TO ACT SOLELY WITH CONSENT OF THE INSURER...54
SECTION 9.03.  TRUST PROPERTY AND ACCOUNTS HELD FOR BENEFIT OF THE INSURER...54
SECTION 9.04.  NOTICES TO THE INSURER........................................55
SECTION 9.05.  THIRD-PARTY BENEFICIARY.......................................55
SECTION 9.06.  TERMINATION OF THE SERVICER...................................55


                                      (ii)
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                                    ARTICLE X

                TERMINATION; SALE AND PURCHASE OF MORTGAGE LOANS

SECTION 10.01. TERMINATION UPON EARLY REDEMPTION OF THE NOTES OR LIQUIDATION
               OF ALL MORTGAGE LOANS; RIGHT OF SERVICER AND INSURER TO
               PURCHASE MORTGAGE LOANS.......................................55

SECTION 10.02. SALE AND PURCHASE OF MORTGAGE LOANS...........................56
SECTION 10.03. [RESERVED]....................................................57

                                   ARTICLE XI

                                   [RESERVED]

                      ARTICLE XII MISCELLANEOUS PROVISIONS

SECTION 12.01. AMENDMENT.....................................................57
SECTION 12.02. RECORDATION OF AGREEMENT; COUNTERPARTS........................59
SECTION 12.03. [RESERVED]....................................................60
SECTION 12.04. GOVERNING LAW.................................................60
SECTION 12.05. NOTICES.......................................................60
SECTION 12.06. SEVERABILITY OF PROVISIONS....................................61
SECTION 12.07. NOTICE TO RATING AGENCIES AND INSURER.........................61
SECTION 12.08. ARTICLE AND SECTION REFERENCES................................62
SECTION 12.09. CONFIRMATION OF INTENT........................................62

Exhibit A      Glossary of Defined Terms
Exhibit B      [Reserved]

Exhibit C-1    Form of Indenture Trustee's Initial Certification
Exhibit C-2    Form of Indenture Trustee's Final Certification
Exhibit D      Form of Unaffiliated Seller's Agreement
Exhibit E-1    Form of Temporary Request for Release of Mortgage File
Exhibit E-2    Form of Permanent Request for Release of Mortgage File
Exhibit F      Form of Pre-Funded Mortgage Loan Transfer Agreement

Schedule 1     Mortgage Loan Schedule


                                     (iii)
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This Sale and Servicing Agreement, dated as of December 1, 1997, among EMERGENT
HOME EQUITY LOAN TRUST 1997-4 (the "Trust"), PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, as Depositor, EMERGENT MORTGAGE CORP., as Servicer, and FIRST UNION NATIONAL BANK, as Indenture Trustee.

                             PRELIMINARY STATEMENT:

      The Depositor desires to transfer, assign, set over and otherwise convey to the Trust, and the Trust desires to purchase and acquire from the Depositor, certain mortgage loans acquired or to be acquired by the Depositor and certain other related property.

      The Trust proposes to issue Notes secured by such mortgage loans pursuant to an indenture entered into with the Indenture Trustee.

      The Servicer is willing to service all such mortgage loans.

      In consideration of the mutual agreements herein contained, the Trust, the Depositor, the Servicer and the Indenture Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      For purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in Exhibit A hereto. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

      Section 2.01. Conveyance of Initial Mortgage Loans and Additional Mortgage Loans.

      In consideration of the Trust's delivery of the Certificates issuable pursuant to Section 4.2 of the Trust Agreement to or upon the written order of the Depositor, the Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trust, subject to the Warehouse Liens thereon, without recourse (except as provided herein) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Initial Mortgage Loans and the Additional Mortgage Loans, the rights of the Depositor under the Unaffiliated Seller's Agreement, the

Originator/Contributor Contribution Agreement and the Contributor/Sponsor Contribution Agreement, and all other assets included or to be included in the Trust Property. Such assignment includes all interest and principal received by the Depositor, the Sponsor, the Contributor or the Servicer on or after the Cut-off Date with respect to the Initial Mortgage Loans and Additional Mortgage Loans. The Trust shall treat the conveyance of the Mortgage Loans pursuant to this Section 2.01 and Section 2.02 as a tax free capital contribution.

      Section 2.02. Conveyance of Pre-Funded Mortgage Loans.

      (a) Subject to the satisfaction of the conditions set forth in paragraph
(b) below, in consideration of the agreement and undertaking of the Trust to satisfy and discharge the Warehouse Liens on the Pre-Funded Mortgage Loans on the related Pre-Funded Loan Transfer Dates from all or a portion of the balance of funds in the Pre-Funding Account (exclusive of Pre-Funding Earnings) as provided herein and in the Indenture, the Depositor shall on any Pre-Funded Loan Transfer Date sell to the Trust, subject to the Warehouse Liens thereon, without recourse (except as provided herein), all of the right, title and interest of the Depositor in and to additional Mortgage Loans ("Pre-Funded Mortgage Loans"), including the outstanding principal of and interest due on such Pre-Funded Mortgage Loans, and all other assets included or to be included in the Trust Property. The amount released from the Pre-Funding Account with respect to a transfer of Pre-Funded Mortgage Loans shall be one-hundred percent (100%) of the aggregate Stated Principal Balances as of the related Cut-off Date of the Pre-Funded Mortgage Loans so transferred. In connection with each sale of Pre-Funded Mortgage Loans hereunder, the Trust, the Originator, the Contributor, the Sponsor, the Depositor and the Indenture Trustee shall execute and deliver an instrument of transfer substantially in the form of Exhibit F hereto (the "Pre-Funded Mortgage Loan Transfer Agreement").

      (b) The obligation of the Trust to accept any Pre-Funded Mortgage Loans, and of the Indenture Trustee to release funds in respect thereof from the Pre-Funding Account, pursuant to this Section 2.02 and the Indenture shall be subject to the satisfaction of each of the following conditions on or prior to the related Pre-Funded Loan Transfer Date:

            (i) the Sponsor shall have provided the Indenture Trustee, the Rating Agencies and the Insurer with a timely Addition Notice, which shall include a Mortgage Loan Schedule listing the Pre-Funded Mortgage Loans, and shall have provided any other information reasonably requested by any of the foregoing with respect to the Pre-Funded Mortgage Loans;

            (ii) the Originator, the Contributor, the Sponsor, the Depositor and the Indenture Trustee shall have executed and delivered a Pre-Funded Mortgage Loan Transfer Agreement with respect to the Pre-Funded Mortgage Loans;


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            (iii) the Sponsor shall have deposited in the Collection Account all collections of (x) principal in respect of the Pre-Funded Mortgage Loans received after the related Cut-off Date of the Pre-Funded Mortgage Loans so transferred and (y) interest due on the Pre-Funded Loan Mortgage Loans after the related Cut-off Date of such Pre-Funded Mortgage Loans;

            (iv) the Depositor shall not be insolvent, aware of any pending insolvency and the transfer of the Pre-Funded Mortgage Loans as contemplated hereby shall not result in the insolvency of the Depositor;

            (v) such addition will not result in a material adverse tax consequence to the Trust or the Holders of the Notes;

            (vi) the Pre-Funding Period shall not have terminated;

            (vii) the Sponsor shall have delivered to the Depositor and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in Section 2.02(d) of the Unaffiliated Seller's Agreement in relation to such Pre-Funded Mortgage Loans; and


            (viii) there shall have been delivered to the Insurer, the Rating Agencies and the Indenture Trustee, Opinions of Counsel with respect to the transfer of the Pre-Funded Loan Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Insurer and the Indenture Trustee on the Closing Date (i.e., bankruptcy, corporate and tax opinions).

      (c) The obligation of the Trust to purchase the Pre-Funded Loan Mortgage Loans on a Pre-Funded Loan Transfer Date is subject to the following requirements, any of which requirements (except for the requirement stated in clause (v) of this paragraph) may be waived or modified in any respect by the
Insurer: (i) such Pre-Funded Mortgage Loan may not be 60 or more days contractually delinquent as of the related Pre-Funded Loan Transfer Date; (ii) the remaining term to stated maturity of such Pre-Funded Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for "Balloon Loans";
(iii) such Pre-Funded Mortgage Loan will be secured by a Mortgage in a first lien position; (iv) such Pre-Funded Mortgage Loan will not have a Mortgage Rate less than 8.0%; (v) such Pre-Funded Mortgage Loan will be otherwise acceptable to the Depositor, the Trust and the Insurer; (vi) following the purchase of such Pre-Funded Mortgage Loan by the Trust, the Mortgage Loans (including Pre-Funded Mortgage Loans) as of the Pre-Funded Loan Transfer Date: (a) will have a weighted average Mortgage Rate of at least 11.00%; (b) will have a weighted average remaining term to stated maturity of less than 205 months; (c) will not have more than 40% by aggregate principal balance "Balloon Loans"; (d) will have no Mortgage Loan with a principal balance in excess of $600,000; (e) will have a state concentration not in excess of 20% for any one state; (f) will have not more than 2% in aggregate principal


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balance of the Mortgage Loans concentrated in any single ZIP code; and (g) will have no more than 5% Mortgage Loans relating to non-owner occupied properties.

      (d) In connection with the transfer and assignment of the Pre-Funded Loan Mortgage Loans, the Depositor shall satisfy the document delivery requirements set forth in Section 2.03(a).

      Section 2.03. Mortgage Files and Documents.

      (a) In connection with each transfer and assignment contemplated by Sections 2.01 and 2.02 hereof, the Depositor will cause the Sponsor to deliver to, and deposit with, the Indenture Trustee the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

            (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of First Union National Bank, as Indenture Trustee for the registered holders of Emergent Home Equity Loan Asset Backed Notes, Series 1997-4, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Indenture Trustee;

            (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned form the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Servicer to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Servicer to the Indenture Trustee promptly after receipt thereof;

            (iii) an original Assignment of the Mortgage executed in the following form: "First Union National Bank, as Indenture Trustee for the registered holders of Emergent Home Equity Loan Asset Backed Notes, Series 1997-4";

            (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Indenture Trustee as contemplated by the immediately preceding clause (iii) or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Servicer to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Servicer to the Indenture Trustee promptly after receipt thereof;


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            (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (vi) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

      (b) The Depositor shall cause the Sponsor, no later than 30 days following the Sponsor's receipt of original recording information and in any event within one year following the Closing Date, to submit or cause to be submitted for recording, at no expense to the Trust, the Indenture Trustee or the Insurer, in the appropriate public office for real property records, each Assignment referred to in Sections 2.03(a)(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

      (c) If any original Mortgage Note referred to in Section 2.03(a)(i) cannot be located, the obligations of the Depositor to cause the Sponsor to deliver such documents shall be deemed to be satisfied upon delivery to the Indenture Trustee of a photocopy of the original of such Mortgage Note, with a Lost Note Affidavit to follow within one Business Day. If any of the documents referred to in Section 2.03(a)(ii), (iii) or (iv) above has as of the Closing Date or Pre-Funded Loan Transfer Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) such public recording office has retained the original of such document, the obligations of the Depositor to cause the Sponsor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Indenture Trustee of a copy of each such document certified by the Sponsor in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Sponsor, delivery to the Indenture Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Indenture Trustee, the Insurer and the Rating Agencies by the Sponsor if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date or Pre-Funded Loan Transfer Date, as the case may be. If the original lender's title insurance policy was not delivered pursuant to Section 2.03(a)(vi) above, the Depositor shall cause the Sponsor to deliver to the Indenture Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall cause the Sponsor to deliver to the Indenture Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.


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

      (d) All original documents relating to the Mortgage Loans that are not delivered to the Indenture Trustee are and shall be held by or on behalf of the Trust, the Sponsor, the Contributor, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Indenture Trustee. Any such original document delivered to or held by the Trust, the Depositor, the Sponsor or the Contributor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

      (e) The Depositor herewith delivers to the Indenture Trustee for the benefit of the Noteholders and the Insurer an executed copy of the Unaffiliated Seller's Agreement. In addition to the foregoing, the Depositor shall cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders. Section 2.04. Acceptance by Indenture Trustee.

      (a) The Indenture Trustee acknowledges receipt of the Policy and, subject to the provisions of Section 2.03 and subject to the review described in the next paragraph below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.03 (other than such documents described in Section 2.03(a)(v)) above and all other assets included in the definition of "Trust Property" (to the extent of amounts deposited into the Collection Account, the Redemption Account and the Pre-Funding Account) and declares that it holds and will hold such documents and the other documents delivered and to be delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Property" in trust for the exclusive use and benefit of all present and future Noteholders and the Insurer in accordance with the provisions of this Agreement and the Indenture.

      (b) The Indenture Trustee agrees, for the benefit of the Noteholders and the Insurer, to review each Mortgage File relating to the Initial Mortgage Loans and the Additional Mortgage Loans within 30 days after the Closing Date, and to review each Mortgage File relating to each Pre-Funded Mortgage Loan within 90 days of the Pre-Funded Loan Transfer Date for such Pre-Funded Mortgage Loan, and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan (other than any Mortgage Loan which has been certified as having been paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6), (9)(A), (10), (13) and (16) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Indenture Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.03(a).

      (c) Prior to the first anniversary date of this Agreement the Indenture Trustee shall deliver to the Trust, the Depositor, the Servicer and the Insurer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

      (d) If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Indenture Trustee shall so notify the Trust, the Depositor, the Sponsor, the Servicer and the Insurer. In addition, upon the discovery by the Trust, the Depositor, the Servicer or the Indenture Trustee of a breach of any of the representations and warranties made by the Sponsor in the Unaffiliated Seller's Agreement, by the Contributor in the Contributor/Sponsor Contribution Agreement or by the Originator in the Originator/Contributor Contribution Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Noteholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer.

      Section 2.05. Repurchase or Substitution of Mortgage Loans.

      (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Sponsor of any representation, warranty or covenant under the Unaffiliated Seller's Agreement, by the Contributor of any representation, warranty or covenant under the Contributor/Sponsor Contribution Agreement or by the Originator of any representation, warranty or covenant under the Originator/Contributor Contribution Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Noteholders or the Insurer, the party discovering such defect, missing document or breach shall promptly notify the Trust, the Originator, the Sponsor, the Contributor, the Servicer, the Depositor and the Insurer of such defect, missing document or breach and request that the Sponsor, the Contributor and the Originator deliver such missing document or cure such defect or breach within 60 days from the date the Sponsor, the Contributor and the Originator were notified of such missing document, defect or breach, and if the Sponsor, the Contributor or the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Indenture Trustee shall enforce the Sponsor's obligation under the Unaffiliated Seller's Agreement, the Contributor's obligation under the Contributor/Sponsor Contribution Agreement and the Originator's obligation under the Originator/Contributor Contribution Agreement (i) in connection with any such breach that could not reasonably have been cured within such


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

60-day period, if the Sponsor, the Contributor or the Originator shall have commenced to cure such breach within such 60-day period, to proceed thereafter diligently and expeditiously to cure the same within the period provided under the Unaffiliated Seller's Agreement, the Contributor/Sponsor Purchase Agreement or the Originator/Contributor Contribution Agreement and (ii) in connection with any such breach (subject to clause (i) above) or in connection with any missing document defect, to repurchase such Mortgage Loan from the Trust Property at the Purchase Price within 60 days after the date on which it was notified (subject to Section 2.05(e)) of such missing document, defect or breach, if and to the extent that the Sponsor is obligated to do so under the Unaffiliated Seller's Agreement, the Contributor is obligated to do so under the Contributor/Sponsor Contribution Agreement and the Originator is obligated to do so under the Originator/Contributor Contribution Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Indenture Trustee, upon receipt of written certification from the Servicer of such deposit, shall release the related Mortgage File to the Sponsor, the Contributor or the Originator, as the case may be, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor, the Contributor or the Originator shall furnish to it and as shall be necessary to vest in the Sponsor, the Contributor or the Originator, as the case may be, any Mortgage Loan released pursuant hereto and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Originator/Contributor Contribution Agreement, the Originator may cause such Mortgage Loan to be removed from the Trust Property (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.05(d). It is understood and agreed that the obligation of the Sponsor, the Contributor and the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Indenture Trustee on behalf of the Noteholders and the Insurer.

      (b) [Reserved]

      (c) [Reserved]

      (d) As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.03, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.04 and deliver to the Depositor, the Servicer and the Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor, the Servicer and the Insurer a certification substantially in form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted there. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are part of the Trust and will be retained by the Trust. For the month of substitution, payments and distributions hereunder and under the Indenture will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Collection Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan and shall thereafter be entitled all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan form the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator, the Originator/Contributor Contribution Agreement, including, in the case of a substitution effected by the Originator all applicable representations and warranties thereof included in the Originator/Contributor Contribution Agreement as of the date of substitution.

      For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the related Cut-off Date, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

      (e) The Servicer shall monitor the Mortgage Loans to insure that each such Mortgage Loan constitutes a "Real Estate Asset" within the meaning of Section 856(c)(b)(B) of the Code as required to permit the Issuer to maintain its status as a REIT. Upon discovery by the Trust, the Depositor, the Originator, the Contributor, the Sponsor, the Servicer, the Indenture Trustee or the Insurer that any Mortgage Loan does not constitute a "Real Estate Asset" within the meaning of Section 856(c)(6)(B) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other such parties and the Insurer. In connection therewith, the Originator, the Contributor and the Sponsor shall be obligated to repurchase or, subject to the limitations set forth in Section 2.05(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.05(a). The Indenture Trustee shall reconvey to the Sponsor, the Contributor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

      Section 2.06. Representations and Warranties of the Depositor.

      (a) The Depositor hereby represents and warrants to the Trust and the Indenture Trustee for the benefit of the Noteholders and the Insurer that as of the Closing Date the assignment of the Depositor's rights, but none of its obligations, under the Unaffiliated Seller's Agreement is valid, enforceable and effective to permit the Indenture Trustee to enforce the obligations of the Sponsor thereunder.

      (b) It is understood and agreed that the representations and warranties set forth in this Section 2.06 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Trust, the Noteholders and the Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Trust, the Depositor, the Servicer or the Indenture Trustee of a breach of any of such representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders and the Insurer, the party discovering such breach shall give prompt written notice to the other parties hereto, the Sponsor, the Contributor and the Insurer and in no event later than two Business Days from the date of such discovery.

      (c) The Depositor is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation.

      (d) The Depositor has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Depositor has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Trust, the Servicer and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      (e) The execution and delivery of this Agreement by the Depositor and the performance of and compliance with the terms of this Agreement will not (a) violate the Depositor's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Depositor or by which the Depositor is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Depositor is a party or by which the Depositor is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement.

      (f) There are no actions or proceedings against, investigations known to it of, the Depositor before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or validity or enforceability of, this Agreement.

      (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

      Section 2.07. Representations, Warranties and Covenants of the Servicer.

      The Servicer hereby represents, warrants and covenants to the Indenture Trustee, for the benefit of each of the Indenture Trustee, the Noteholders, the Insurer and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

            (i) The Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is and will remain duly licensed under and in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

            (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Trust, the Depositor and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

            (iii) The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Servicer or by which the Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Servicer is a party or by which the Servicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement;

            (iv) [reserved];

            (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of it contained in this Agreement;

            (vi) With respect to each Mortgage Loan, the Servicer will deliver possession of a complete Mortgage File, except for such documents as have been delivered to the Indenture Trustee;

            (vii) There are no actions or proceedings against, investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

      It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Trust, the Indenture Trustee, the Depositor, the Noteholders and the Insurer. Upon discovery by any of the Trust, the Depositor, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders and the Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the parties hereto, the Sponsor, the Contributor and the Insurer.

      Section 2.08. Representations and Warranties of the Trust.

      (a) It is understood and agreed that the representations and warranties set forth in this Section 2.08 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Noteholders and the Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Servicer or the Indenture Trustee of a breach of any of such representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders and the Insurer, the party discovering such breach shall give prompt written notice to the other parties hereto, the Sponsor, the Contributor and the Insurer and in no event later than two Business Days from the date of such discovery.

      (b) The Trust is duly organized, validly existing and in good standing as a Delaware Business Trust under the laws of the State of Delaware.

      (c) The Trust has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Trust has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Depositor, the Servicer and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Trust, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      (d) The execution and delivery of this Agreement by the Trust and the performance of and compliance with the terms of this Agreement will not (a) violate the Certificate of Trust, Trust Agreement or other constituent documents of the Trust or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Trust or by which the Trust is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Trust is a party or by which the Trust is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Trust's ability to perform its obligations under this Agreement.

      (e) There are no actions or proceedings against, investigations known to it of, the Trust before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Trust of its obligations under, or validity or enforceability of, this Agreement.

      (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trust of, or compliance by the Trust with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

      Section 2.09. Issuance of Securities

      (a) The Trust acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.02, 2.03 and 2.04, together with the assignment to it of all other assets included in the Trust Property, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery, the Trust and Indenture Trustee, pursuant to the written request of the Trust, are executing, authenticating and delivering the Notes to or upon the order of the Trust, in accordance with the terms of the Indenture.

      (b) In consideration of the conveyance to it by the Depositor of the Initial Mortgage Loans and the Additional Mortgage Loans and the Pre-Funded Mortgage Loans as contemplated in Sections 2.01 and 2.02, subject to the provisions of sections 2.02, 2.03 and 2.04, the Owner Trustee is executing, authenticating and delivering on behalf of the Trust the Certificates issuable pursuant to Section 4.2 of the Trust Agreement to or upon the written order of the Depositor.

      Section 2.10. Satisfaction and Discharge of Warehouse Liens.

      (a) The Trust agrees to satisfy and discharge, effective on the Closing Date, all Warehouse Liens with respect to the Initial and Additional Mortgage Loans.

      (b) On each Pre-Funded Loan Transfer Date, the Trust shall satisfy all Warehouse Liens with respect to the related Pre-Funded Mortgage Loans.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE TRUST PROPERTY

      Section 3.01. Servicer to Act as Servicer.

      The Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and in the best interests of and for the benefit of the Noteholders and the Insurer (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

            (ii) the ownership of any Security by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make Monthly Advances or Servicing Advances; or

            (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered when the Servicer believes it reasonably necessary in its best judgment in order to comply with its servicing duties hereunder, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, and upon notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Indenture Trustee, the Noteholders and the Insurer. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.19, the Indenture Trustee shall execute, at the written request of the Servicer, and furnish the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Indenture Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

      In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or payments to Noteholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

      Notwithstanding anything in this Agreement to the contrary, the Servicer shall carry out its duties and perform its obligations, and will take all actions permitted hereunder, and refrain from taking actions, in each case in a manner that will permit the Trust to qualify as a REIT. Without limiting the foregoing, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the Trust to fail to qualify as a REIT under the Code or the imposition of any tax on "prohibited transactions" under the REIT Provisions.

      The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

      Section 3.02. Sub-Servicing Agreements Between Servicer and Sub-Servicers.

      (a) The Servicer may enter into Sub-Servicing Agreements (provided that the Servicer shall have obtained the consent of the Insurer and provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating or any shadow rating on any Class of Notes) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC, and (iii) a FHLMC or FNMA approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any

Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders, without the consent of the Insurer. Any variation without the consent of the Insurer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Indenture Trustee and the Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

      (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Noteholders and the Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, of the Sponsor under the Unaffiliated Seller's Agreement, of the Contributor under the Contributor/Sponsor Contribution Agreement and of the Originator under the Originator/Contributor Contribution Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.05(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Unaffiliated Seller's Agreement against the Sponsor or the Contributor/Sponsor Contribution Agreement against the Contributor shall be effected by the Servicer and the Originator in accordance with the foregoing provisions of this paragraph. Enforcement of the Originator/Contributor Contribution Agreement against the Originator shall be effected by the Indenture Trustee in accordance with the provisions of this paragraph.

      Section 3.03. Successor Sub-Servicers.

      The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement but only with the prior consent of the Insurer. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

      Any Sub-Servicing Agreement shall include the provision that (i) such agreement may be immediately terminated by the Indenture Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default) or (ii) clearly and unambiguously states that any termination fee is the sole responsibility of the Servicer and none of the Trust, the Indenture Trustee, the Securityholders or the Insurer, has any liability therefor, regardless of the circumstances surrounding such termination.

      Section 3.04. Liability of the Servicer.

      Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, the Noteholders and the Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      Section 3.05. No Contractual Relationship between Sub-Servicers and Trust, Indenture Trustee, Noteholders or Insurer.

      Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and none of the Trust, the Indenture Trustee, the Securityholders or the Insurer shall be deemed to be a party thereto or to have any claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient pay such fees.

      Section 3.06. Assumption or Termination of Sub-Servicing Agreements by Indenture Trustee.

      In the event the original Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Default), the Indenture Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Indenture Trustee (at the direction of the Insurer) elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement.

      The Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

      Section 3.07. Collection of Certain Mortgage Loan Payments.

      The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 90 days, or (iii) if the Servicer provides prior written notice to the Insurer to which the Insurer does not object within two Business Days, extend the due dates for Monthly Payments due on a Mortgage Loan for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) or clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, and provided further, that no more than two such extensions shall be granted with respect to any single Mortgage Loan.

      Section 3.08. Sub-Servicing Accounts.

      In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation to the extent permitted by the Sub-Servicing Agreement and to remit such proceeds to the Servicer for deposit in the Collection Account not later than the first Business Day thereafter. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

      Section 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

      The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Account, in no event more than one Business Day after the deposit of such Escrow Payments, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.16 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account or, if not required to be paid to Mortgagors, to the Servicer; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, neither the Servicer nor any Sub-Servicer shall be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer and each Sub-Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01.

      Section 3.10. Collection Accounts.

      (a) On behalf of the Indenture Trustee, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Indenture Trustee, the Noteholders and the Insurer. On behalf of the Indenture Trustee, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such payments into such clearing account, the following payments and collections received or made by it on or subsequent to the Cut-off
Date:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

            (iv) any amounts required to be deposited pursuant to Section 3.14 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.16(a) in respect of any blanket policy deductibles; and

            (vi) any Purchase Price or Substitution Shortfall Amount delivered to the Servicer.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

      The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

      (b) The Indenture Trustee shall establish and maintain the Distribution Account in accordance with the provisions of Section 8.7 of the Indenture. The Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Distribution Amount for the related Payment Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Indenture Trustee, the Sponsor, the Contributor or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

      (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Indenture Trustee and the Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Indenture Trustee shall give notice to the Servicer, the Trust, the Depositor and the Insurer of the location of the Distribution Account when established and prior to any change thereof.

      (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Indenture Trustee for deposit in the Distribution Account. In the event the Servicer shall deliver to the Indenture Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Indenture Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Indenture Trustee from time to time for deposit the amounts set forth in clauses
(i) through (v) below, and the Indenture Trustee shall deposit such amounts in the Distribution Account:

            (i) any Monthly Advances, as required pursuant to Section 4.03;

            (ii) any amounts required to be deposited pursuant to Section 3.25(d) or (f) in connection with any REO Property;

            (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

            (iv) any amounts required to be deposited pursuant to Section 3.26 in connection with any Prepayment Interest Shortfalls; and

            (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

      (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the

Indenture Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Servicer shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.14 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

      (f) Notwithstanding any contrary provision of this Agreement (including the provisions of this Section 3.10), (i) the Servicer shall be deemed to be in compliance with the provisions of this Section 3.10 if amounts in any clearing account referred to in Section 3.10(a) which the Servicer would otherwise be required by this Section 3.10 to deposit or cause to be deposited into the Collection Account are instead deposited or caused to be deposited into the Distribution Account provided that such deposit into the Distribution Account is made within the time period that such amount would otherwise have been required to be deposited into the Collection Account (i.e., within one Business Day of the Servicer's receipt thereof), (ii) amounts otherwise payable or distributable from the Collection Account may be paid or distributed from the Distribution Account to the extent of any funds deposited into the Distribution Account rather than the Collection Account pursuant to clause (i) (as certified by the Servicer), and (iii) the provisions of this Agreement (including references herein to the Collection Account and the Distribution Account) shall be interpreted and construed to give effect to the foregoing.

      Section 3.11. Withdrawals from the Collection Account.

      The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

            (i) to remit to the Indenture Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to
      Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

            (ii) subject to Section 3.18(d), to reimburse the Servicer for Monthly Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Monthly Advances were made in accordance with the provisions of Section 4.03;

            (iii) subject to Section 3.18(d), to pay the Servicer or any Sub-Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the Servicer, the Depositor, the Sponsor or the Contributor, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.05 all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

            (vi) to reimburse the Servicer for any Monthly Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance in accordance with the provisions of
      Section 4.03;

            (vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

            (viii) to reimburse the Servicer or the Indenture Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.05 or
      Section 2.06 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

            (ix) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
      Section 3.18(b); and

            (x) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01(a).

      The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Indenture Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

      Section 3.12. [Reserved].

      Section 3.13. [Reserved].

      Section 3.14. Investment of Funds in the Investment Accounts.

      (a) The Servicer may direct any depository institution maintaining the Collection Account, the Expense Account, the Distribution Account, the Servicing Accounts, the Redemption Account and the Pre-Funding Account (each, for purposes of this Section 3.14, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next Payment Date, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the next Payment Date, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee. The Indenture Trustee on behalf of the Noteholders shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Indenture Trustee shall at the direction of the Servicer:

      (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

      (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

      (b) All income and gain realized from the investment of funds deposited in the Collection Account, the Expense Account, the Distribution Account and the Servicing Accounts held by or on behalf of the Servicer or the Indenture Trustee, shall be for the benefit of the Servicer and shall in the case of the Servicer Accounts and the Collection Account be subject to its withdrawal in accordance with Section 3.09 and Section 3.11, respectively. The Servicer shall deposit in the Collection Account, the Expense Account or the Distribution Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

      (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may and, subject to Section 6.1 of the Indenture and Section 6.2(g) of the Indenture, upon the request of the Insurer, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

      Section 3.15. [intentionally omitted]

      Section 3.16. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

      (a) The Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.25, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Noteholders and the Insurer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

      In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.16, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.16, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Noteholders and the Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

      (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Indenture Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

      Section 3.17. Enforcement of Due-On-Sale Clauses, Assumption Agreements.

      The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor.

In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.17, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 3.18. Realization Upon Defaulted Mortgage Loans.

      (a) The Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Sections
3.11 and 3.25. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

      (b) Notwithstanding the foregoing provisions of this Section 3.18 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust, the Indenture Trustee, the Insurer or otherwise, either
(i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust, the Indenture Trustee, the Noteholders or the Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

      (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Indenture Trustee, the Noteholders and the Insurer to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

      (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Indenture Trustee, the Noteholders and the Insurer to take such actions with respect to the affected Mortgaged Property.

      The cost of the environmental audit report contemplated by this Section
3.18 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

      If the Servicer determines, as described above, that it is in the best economic interest of the Indenture Trustee, Noteholders and the Insurer to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, cleanup or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Indenture Trustee, Noteholders and the Insurer. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section
3.11 (ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

      (c) [Intentionally omitted.]

      (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Monthly Advances, pursuant to Section 3.11(ii) or (iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer for any related unreimbursed Monthly Advances in accordance with Section 3.11 (ii), and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

      Section 3.19. Indenture Trustee to Cooperate; Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Indenture Trustee and the Insurer by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

      Subject to the following sentence from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Indenture

Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a Request for Release in the form of Exhibit E-1, release the related Mortgage File to the Servicer, and the Indenture Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds no longer exist, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Indenture Trustee to the Servicer.

      Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Servicer, with copies to the Insurer to be delivered by the Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

      Section 3.20. Servicing Compensation.

      As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.26. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.25. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay any fee to a Sub-Servicer out of the Servicing Fee.

      Additional servicing compensation in the form of late payment charges or otherwise shall be retained by the Servicer (subject to Section 3.26) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account, and pursuant to Section 3.25(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.14 and Section 3.26, and shall also be entitled to interest or other income earned on other Investment Accounts pursuant to the Indenture. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.16, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided in Section 6.7 of the Indenture, the fees and expenses of the Indenture Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

      Section 3.21. Reports to the Indenture Trustee; Collection Account Statements.

      Not later than fifteen days after each Payment Date, the Servicer shall forward to the Trust, the Indenture Trustee, the Insurer and the Depositor a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on such Payment Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current FNMA Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Payment Date. Copies of such statement shall be provided by the Indenture Trustee to any Securityholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Security, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Indenture Trustee.

      Section 3.22. Statement as to Compliance.

      The Servicer will deliver to the Trust, the Indenture Trustee, the Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Servicer, which as of the Closing Date ends on the last day in December, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such report shall be provided by the Indenture Trustee to any Securityholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Security, upon request at the expense of the requesting party, provided such report is delivered by the Servicer to the Indenture Trustee.

      Section 3.23. Independent Public Accountants' Servicing Report.

      Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Audit Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trust, the Indenture Trustee, the Insurer and each Rating Agency. Copies of such report shall be provided by the Indenture Trustee to any Securityholder upon request at the Servicer's expense, provided that such report is delivered by the Servicer to the Indenture Trustee and such report does not prohibit such delivery.

      Section 3.24. Access to Certain Documentation.

      The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Securityholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Securityholder, the Insurer, the Trust, the Indenture Trustee and to any Person identified to the Servicer as a prospective transferee of a Security, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

      Section 3.25. Title, Management and Disposition of REO Property.

      (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, on behalf of the Noteholders and the Insurer. The Servicer, on behalf of the Trust Property, shall either sell any REO

Property within three years after the Trust acquires ownership of such REO Property for purposes of Section 856(e) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Servicer had delivered to the Indenture Trustee an Opinion of Counsel, addressed to the Indenture Trustee, the Depositor and the Insurer, to the effect that the holding by the Indenture Trustee of such REO Property subsequent to three years after its acquisition will not result in the imposition on the Trust of taxes on "prohibited transactions" thereof, as defined in Section 857(b)(6) of the Code, or cause the Trust to fail to qualify as a REIT under Federal law at any time that any Securities are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 856(e) of the Code or any "net income from foreclosure property" which is subject to taxation under the REIT Provisions.

      (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Indenture Trustee for the benefit of the Noteholders and the Insurer (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

      (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, on such terms and for such period as the Servicer deems to be in the best interests of the Noteholders and the Insurer. In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain such REO
      Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

      Notwithstanding the foregoing, the Servicer shall not:

            (i) permit the entry into, renewal or extension of any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Property;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Indenture Trustee and the Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 856(e) of the Code at any time that it is held by the Trust Property, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

      The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (v) the terms and conditions of any such contract shall not be inconsistent herewith;

            (vi) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

            (vii) none of the provisions of this Section 3.25(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Indenture Trustee on behalf of the Noteholders and the Insurer with respect to the operation and management of any such REO Property; and

            (viii) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.20 is sufficient to pay such fees, subject to the Servicer's rights under Section 3.25(c)(iii).

      (d) In addition to the withdrawals permitted under Section 3.25(c), the Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Monthly Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for payment on the related Payment Date in accordance with Section 8.3 of the Indenture, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.25(c) or this Section 3.25(d).

      (e) Subject to the time constraints set forth in Section 3.25(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines.

      (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for payment on the related Payment Date in accordance with Section 8.3 of the Indenture.

      (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

      Section 3.26. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

      The Servicer shall deliver to the Indenture Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting solely from Principal Prepayments during the related Collection Period and (ii) the total amount of its Servicing Fee for the most recently ended calendar month.

      Section 3.27. [Reserved].

      Section 3.28. Obligations of the Servicer in Respect of Monthly Payments.

      In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Indenture Trustee, the Insurer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

      Section 3.29. [Reserved].

      Section 3.30. Obligations Under Indenture

      The Servicer agrees to perform the obligations stated in the Indenture to be performed by the Servicer, including, without limitation, (i) provision of the notice of the amounts, if any, that the Insurer has paid in respect of the Notes pursuant to Section 2.6(d) of the Indenture, (ii) payment of the expenses and fees referred to in Sections 5.16, 6.7, 6.8 and 6.10(e) of the Indenture, and (iii) advising the Indenture Trustee with respect to the manner of surrender of Notes as contemplated in Section 8.3(b) of the Indenture.

                                   ARTICLE IV

                     PAYMENTS AND DISTRIBUTIONS; STATEMENTS;
                 MONTHLY ADVANCES; REALIZED LOSSES; WITHHOLDING

      Section 4.01. Payments and Distributions.

      The Securityholders shall have the right to receive payments and distributions in respect of the Securities as set forth in the Indenture and the Trust Agreement.

      Section 4.02. Statements to Securityholders.

      On each Servicer Remittance Date, the Servicer shall deliver to the Trust, the Indenture Trustee, the Insurer and the Rating Agencies by telecopy (or by such other means as the Servicer and the Trust, the Indenture Trustee, the Insurer or the Rating Agencies, as the case may be, may agree from time to time) a report prepared by the Servicer as to the distributions to be made on the related Payment Date and shall forward to the Indenture Trustee by overnight mail a computer readable magnetic tape or diskette of such report. Both reports (each a "Remittance Report") shall contain the following information:

      1. the amount of the payment to be made on such Payment Date to the Holders of each Class of Class A Notes allocable to principal (separately indicating the amount to be paid as a prepayment of principal pursuant to Section 8.3(g) of the Indenture);

      2. the amount of the payment to be made on such Payment Date to the Holders of each class of Class A Notes allocable to interest;

      3. the aggregate amount of servicing compensation received by the Servicer during the related Collection Period and such other customary information within the knowledge of the Indenture Trustee as the Indenture Trustee deems necessary or desirable, or which a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      4. the Scheduled Payments for such Payment Date and the respective provisions thereof allocable to principal and interest;

      5. the Available Distribution Amount for such Payment Date (separately indicating the amount to be distributed as a prepayment of principal pursuant to Section 8.3(g) of the Indenture);

      6. the amount, if any, by which the Scheduled Payments for such Payment Date exceeds the Available Distribution Amount expected to be on deposit in the Distribution Account on such Payment Date;

      7. the amount of Monthly Advances to be made by the Servicer in respect of the related Payment Date, the aggregate amount of Monthly Advances outstanding after giving effect to such Monthly Advances, and the aggregate amount of Nonrecoverable Monthly Advances in respect of such Payment Date;

      8. with respect to any reimbursement to be made to the Insurer on such Payment Date pursuant to Sections 8.3(a)(iii) and (v) of the Indenture, the amount, if any, allocable to principal and the amount allocable to interest;

      9. Cumulative Insurance Payments after giving effect to the distributions to be made on such Payment Date;

      10.   the Delinquency Percentage for the related Collection Period;

      11.   the Cumulative Loss Percentage for such Payment Date;

      12. the amount of any Insurance Payment to be made to Class A Noteholders on such Payment Date, the amount of any reimbursement payment to be made to the Insurer on such Payment Date pursuant to
            Section 8.3(a)(iii) of the Indenture and the amount of Cumulative Insurance Payments after giving effect to any such Insurance Payment to Class A Noteholders or any such reimbursement payment to the Insurer;

      13. the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties at the close of business on such Payment Date;

      14. the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

      15.   the number and aggregate unpaid principal balance of Mortgage Loans
            (a) 30 days past due, (b) 60 days past due, (c) 90 or more days past due and (d) as to which foreclosure proceedings have been commenced;

      16. with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

      17. the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Payment Date;

      18. the aggregate amount of Principal Prepayments made during the related Collection Period;

      19. the aggregate amount of Realized Losses incurred during the related Collection Period;

      20. the aggregate amount of extraordinary expenses withdrawn from the Collection Account or the Distribution Account for such Payment Date;

      21. the Class A-1 Note Principal Balance, Class A-2 Note Principal Balance, Class A-3 Note Principal Balance, Class A-4 Note Principal Balance, Class A-5 Note Principal Balance and Class A-6 Note Principal Balance, after giving effect to the distributions to be made on such Payment Date;

      22. the Note Factor for each such Class of Notes applicable to such Payment Date;

      23. the Interest Distribution Amount in respect of the Class A Notes for such Payment Date and the respective portions thereof, if any, paid under the Policy or (in the event of a Deficiency Event) remaining unpaid following the distributions to be made in respect of such Notes on such Payment Date;

      24. the aggregate amount of any Prepayment Interest Shortfalls for such Payment Date, to the extent not covered by payments by the Servicer pursuant to Section 3.26;

      25. the aggregate amount of Relief Act Interest Shortfalls for such Payment Date;

      26.   the Required Subordinated Amount for such Payment Date;

      27.   the Subordination Increase Amount, if any, for such Payment Date;

      28.   the Subordination Reduction Amount, if any, for such Payment Date;
            and

      29. the amount of the distribution to be made on such Payment Date to the Holders of the Certificates.

      In the case of information furnished pursuant to clauses (1) through (3) above, the amounts shall be expressed as a dollar amount per Single Security.

      Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Indenture Trustee, and the Indenture Trustee shall forward to each Person who at any time during the calendar year was a Holder of a Note (a) a statement containing the information set forth in clauses
(1) through (3) above, aggregated for such calendar year or applicable portion thereof during which such person was a Noteholder and (b) such information contained in the Remittance Reports as required to enable the Holders of the Notes to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

      On each Payment Date, the Indenture Trustee shall forward to the Trust, the Depositor, each Holder of a Certificate, the Insurer and the Servicer, a copy of the reports forwarded to the Class A Noteholders on such Payment Date and, if different from the amounts stated in the Remittance Report, a statement setting forth the amounts, if any, actually distributed with respect to the Certificates, respectively, on such Payment Date.

      Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Indenture Trustee, and the Indenture Trustee shall forward to each Person who at any time during the calendar year was a Holder of a Certificate a statement setting forth the amount, if any, actually distributed with respect to the Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

      Upon request, the Servicer shall furnish to the Indenture Trustee, and the Indenture Trustee shall forward to each Securityholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Securityholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Securityholder in accordance with such reasonable and explicit instructions and directions as the Securityholder may provide. For purposes of this Section 4.02, the Indenture Trustee's duties are limited to the extent that the Indenture Trustee receives timely reports as required from the Servicer.

      Section 4.03. Monthly Advances.

      (a) [Reserved]

      (b) The amount of Monthly Advances to be made by the Servicer for any Payment Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments allocable to interest (with each interest portion thereof net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.25 for distribution on such Payment Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly interest payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

      On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Monthly Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Monthly Advance) or (iii) in the form of any combination of (i) and
(ii) aggregating the total amount of Monthly Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Payment Date (determined without regard to Monthly Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to Securityholders pursuant to Section 8.3 of the Indenture on such Payment Date if such amounts held for future distributions had not been so used to make Monthly Advances. The Indenture Trustee will provide notice to the Servicer and the Insurer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Indenture Trustee on such date is less than the Monthly Advances required to be made by the Servicer for the related Payment Date.

      (c) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Property pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

      (d) Notwithstanding anything herein to the contrary, no Monthly Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Monthly Advance or Servicing Advance would, if made, constitute a Nonrecoverable Monthly Advance or Servicing Advance. The determination by the

Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the Indenture Trustee and the Insurer.

      Section 4.04. Determination of Realized Losses.

      Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property, the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Collection Period. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Collection Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Collection Period. Such information shall be evidenced by an Officer's Certificate delivered to the Trust, the Indenture Trustee and the Insurer by the Servicer prior to the Determination Date immediately following the end of the Collection Period during which any such Realized Loss was incurred.

      Section 4.05. Compliance with Withholding Requirements.

      Notwithstanding any other provision of this Agreement, the Indenture Trustee shall comply with all federal withholding requirements respecting payments to Noteholders of interest or original issue discount that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding. In the event the Indenture Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Noteholder pursuant to federal withholding requirements, the Indenture Trustee shall indicate the amount withheld to such Noteholders.

                                   ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

      Section 6.01. Liability of the Depositor and the Servicer.

      The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement on and undertaken hereunder by the Depositor and the Servicer, respectively.

      Section 6.02. Merger or Consolidation of the Depositor or the Servicer.

      Subject to the following paragraph, each of the Trust, the Depositor and the Servicer will keep in full effect its existence, rights and franchises as a trust or corporation, as the case may be, under the laws of the jurisdiction of its incorporation. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that
(i) the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC, (ii) that the Rating Agencies ratings and shadow ratings of the Class A Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) in the case of the Servicer, the Insurer delivers its written consent to such successor.

      Section 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

      None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the case of the Depositor, and willful misfeasance, bad faith or negligence in the case of the Servicer, in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust (to the extent of the Trust Property only) against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the case of the Depositor, and willful misfeasance, bad faith or negligence in the case of the Servicer, in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of the Insurer prior to an Insurer Default or without the consent of Holders of Notes entitled to at least 51% of the Voting Rights after an Insurer Default, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the case of the Depositor, and willful misfeasance, bad faith or negligence in the case of the Servicer, in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Property, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in
Section 3.11, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

      Section 6.04. Limitation on Resignation of the Servicer.

      The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

      Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

      Section 6.05. Rights of the Trust, the Depositor and Others in Respect of the Servicer.

      The Servicer shall afford the Trust, the Depositor, the Indenture Trustee and the Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trust, the Depositor, the Indenture Trustee and the Insurer its most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement it possesses. To the extent such information is not otherwise available to the public, the Trust, the Depositor, the Indenture Trustee and the Insurer shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trust, the Depositor, the Indenture Trustee, the Insurer or the Trust Property, and in either case, the Trust, the Depositor, the Insurer or the Indenture Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

      Section 6.06. Limitation of Liability.

      It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Emergent Home Equity Loan Trust 1997-4 under the Trust Agreement dated as of November 26, 1997, with Emergent Residual Holding Corp., in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Basic Documents.

                                  ARTICLE VII

                                     DEFAULT

      Section 7.01. Servicer Events of Default.

      "Servicer Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Servicer to remit to the Indenture Trustee for payment to Noteholders any payment (other than a Monthly Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Indenture or this Agreement which continues unremedied for the later of
      (x) a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust, the Depositor, the Insurer or the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Trust, the Depositor, the Insurer and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights or
      (y) five days; or

            (ii) any failure (other than a failure identified in clause (vi) below) on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Indenture or this Agreement which continues unremedied for a period of 30 days (or 10 days in the case of a failure to maintain any insurance policy on any of the Mortgage Loans or Mortgaged Properties) after the earlier of (I) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust, the Depositor, the Insurer or the Indenture Trustee, or to the Servicer, the Depositor, the Insurer and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights and (II) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidate in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

            (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidate in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) any failure of the Servicer to make any Monthly Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 or failure to make any payment required pursuant to
      Section 3.26 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date; or

            (vii) any breach of a representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, this Agreement; or

            (viii) the occurrence of a Performance Test Violation (as defined in the Insurance Agreement).

      Subject to Article IX, if a Servicer Event of Default described in clauses
(i) through (v) and (vii) and (viii) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Trust, the Depositor, the Insurer or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least 25% of Voting Rights (with the consent of the Insurer to the extent there is no Insurer Default), the Indenture Trustee shall, by notice in writing to the Servicer (and to the Trust, the Depositor and the Insurer if given by the Indenture Trustee or to the Indenture Trustee if given by the Trust, the Depositor or the Insurer), terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vi) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Servicer, the Insurer, the Trust and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities (other than as a Holder of any Security) or the Mortgage Loans or the Policy or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Indenture Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account, the Policy Payments Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Monthly Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, the Indenture Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Indenture Trustee and such notice references the Notes, the Trust Property or this Agreement.

      The Servicer hereby covenants and agrees to act as the Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on March 23, 1998, which term shall be extendable by the Insurer for successive terms of three calendar months thereafter, until the termination of the Servicer's obligations and responsibilities pursuant to Article X. Each such notice of extension (a "Servicer Extension Notice") shall be delivered by the Insurer to the Trust, the Indenture Trustee and the Servicer. The Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. The Indenture Trustee agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Servicer the Indenture Trustee shall not have received any Servicer Extension Notice from the Insurer, the Indenture Trustee will within five (5) days thereafter, give written notice of such non-receipt to the Trust, the Insurer and the Servicer. The failure of the Insurer to deliver a Servicer Extension Notice by the end of a calendar term shall result in the termination of the Servicer. The foregoing provisions of this paragraph shall not apply to the Indenture Trustee in the event the Indenture Trustee succeeds to the rights and obligations of the Servicer and the Indenture Trustee shall continue in such capacity until the earlier of the termination of this Agreement pursuant to
Article X or the appointment of a successor servicer.

      Section 7.02. Indenture Trustee to Act; Appointment of Successor.

      (a) On and after the time the Servicer receives a notice of termination or the Servicer's term is not extended pursuant to Section 7.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement and its obligation to deposit amounts in respect of losses pursuant to Section 3.14) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Monthly Advances pursuant to Section 4.03; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make Monthly Advances pursuant to
Section 4.03 or to make payments in respect of Prepayment Interest Shortfalls pursuant to Section 3.26; and provided, further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Indenture Trustee as successor to the Servicer hereunder. As compensation therefor, the Indenture Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Insurer or if the Holders of Notes entitled to at least 51% of the Voting Rights so request in writing to the Indenture Trustee, promptly appoint, with the consent of the Insurer, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the Insurer and having a net worth of not less than $15,000,000 and which is a FNMA and FHLMC approved Seller/Servicer, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

      (b) If the Servicer fails to remit to the Indenture Trustee for payment to the Noteholders any payment required to be made under the terms of the Indenture or this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy

Code, the Indenture Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Payment Date. The Indenture Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Indenture Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Indenture Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Indenture Trustee or the deposit thereof in the Distribution Account by the Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Indenture Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; provided, however, that nothing in this Agreement shall be deemed to affect the Indenture Trustee's rights to recover from the Servicer's own funds interest at the prime rate (as set forth in the Wall Street Journal) as of the date of such advance on the amount of any such advance. If the Indenture Trustee at any time makes an advance under this subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Indenture Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds. The Servicer shall pay the Indenture Trustee, from the Servicer's own funds, interest on any advance made by the Indenture Trustee pursuant to this paragraph at a rate equal to the prime rate (as set forth in the Wall Street Journal) as of the date of such advance.

      Section 7.03. Notification to Noteholders and Trust.

      (a) Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Indenture Trustee shall give prompt written notice thereof to the Trust and to all Noteholders at their respective addresses appearing in the Note Register.

      (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to the Trust and all Holders of Notes notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

      Section 7.04. Waiver of Servicer Events of Default.

      The Holders of Notes evidencing at least 66% of the aggregate Note Principal Balance of all Classes of Notes affected by any default or Servicer Event of Default hereunder, with the written consent of the Insurer, may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Notes with the written consent of the Insurer. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                        CONCERNING THE INDENTURE TRUSTEE

      Section 8.01. Duties, Responsibilities, Etc. of Indenture Trustee.

      The duties, rights, responsibilities and privileges of the Indenture Trustee shall be as set forth herein, in the Indenture and in the other Basic Documents to which the Indenture Trustee is a party and no implied covenants or obligations on the part of the Indenture Trustee shall be read into this Agreement, the Indenture or any of the Basic Documents. Without limitation of the foregoing, it is acknowledged and agreed that the provisions of Sections 6.1 through 6.7 and 6.11 through 6.23 of the Indenture shall apply as if set forth in full herein.

      Section 8.02. Replacement of Indenture Trustee; Successor Indenture Trustee; Appointment of Co- or Separate Indenture Trustee.

      Any successor Indenture Trustee pursuant to Section 6.8 or 6.9 of the Indenture shall succeed to all the rights, duties, responsibilities of the Indenture Trustee pursuant to this Agreement and any co-trustee or separate trustee appointed pursuant to Section 6.10 of the Indenture may, with the consent of the Insurer, act as co-trustee or separate trustee hereunder.

      Section 8.03. Representations and Warranties of the Indenture Trustee.

      The Indenture Trustee hereby represents and warrants to the Servicer, the Depositor and the Insurer, as of the Closing Date, that:

            (i) The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by the Indenture Trustee, and the performance and compliance with the terms of this Agreement by the Indenture Trustee, will not violate the Indenture Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.


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

            (iii) The Indenture Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Indenture Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Indenture Trustee to perform its obligations under this Agreement or the financial condition of the Indenture Trustee.

            (vi) No litigation is pending or, to the best of the Indenture Trustee's knowledge, threatened against the Indenture Trustee which would prohibit the Indenture Trustee from entering into this Agreement or, in the Indenture Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Indenture Trustee to perform its obligations under this Agreement or the financial condition of the Indenture Trustee.

                                   ARTICLE IX

                      CERTAIN MATTERS REGARDING THE INSURER

      Section 9.01. Rights of the Insurer to Exercise Rights of Class A Noteholders.

      Each of the Trust, the Depositor, the Servicer and the Indenture Trustee, and by accepting a Note, each Noteholder, agrees that unless an Insurer Default has occurred and is continuing, the Insurer shall have the right to exercise all rights of the Noteholders under this Agreement, the Indenture and the Basic Documents (including all Voting Rights) (except as provided in clause (i) of the second paragraph of Section 12.01) without any further consent of the Noteholders, including, without limitation:

      (a) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

      (b) the right to require the Sponsor, the Contributor or the Originator to repurchase, or substitute for, Mortgage Loans pursuant to Section 2.05;

      (c) the right to give notices of breach or to terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01;

      (d) the right to direct the actions of the Indenture Trustee during the continuance of a Servicer Event of Default pursuant to Sections 7.01 and 7.02;

      (e) the right to consent to or direct any waivers of Servicer Event of Defaults pursuant to Section 7.04; and

      (f) the right to remove the Indenture Trustee pursuant to Section 6.8 of the Indenture.

      So long as no Insurer Default should have occurred and be continuing, the consent of the Insurer to any action or matter shall be deemed to also constitute the consent of the requisite percentage of Noteholders required by this Agreement or the Indenture in respect of such action or matter.

      In addition, each Noteholder agrees that, unless an Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Noteholders only with the prior written consent of the Insurer.

      Section 9.02. Indenture Trustee to Act Solely with Consent of the Insurer.

      Unless an Insurer Default has occurred and is continuing, the Indenture Trustee shall not agree to any amendment pursuant to Section 12.01 or terminate the Servicer pursuant to Section 7.01, in each case without the prior written consent of the Insurer (which consent shall not be unreasonably withheld).

      Section 9.03. Trust Property and Accounts Held for Benefit of the Insurer.

      The Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account and any REO Account, for the benefit of the Trust, the Noteholders and for the benefit of the Insurer, and all references in this Agreement (including, without limitation, in Sections 3.01 and 3.10) to the benefit of or actions on behalf of the Trust, the Noteholders shall be deemed to include the Insurer. Unless an Insurer Default has occurred and is continuing, the Servicer shall not terminate any Sub-Servicing Agreements without cause without the prior consent of the Insurer. Unless an Insurer Default has occurred and is continuing, neither the Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior consent of the Insurer. The Indenture Trustee and the Servicer shall provide such information as may be reasonably requested by, and shall otherwise cooperate with all reasonable requests of the Insurer with respect to the Mortgage Loans or the Notes; provided that such information is within the control of or reasonably accessible to such party without undue expense.

      Section 9.04. Notices to the Insurer.

      All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Noteholders shall also be sent to the Insurer.

      Section 9.05. Third-Party Beneficiary.

      The Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto, provided, however, that notwithstanding the foregoing, for so long as an Insurer Default has occurred and is continuing, the Noteholders shall succeed to the Insurer's rights hereunder.

      Section 9.06. Termination of the Servicer.

      Notwithstanding anything this Agreement to the contrary, the Insurer may terminate or refuse to renew the term of the Servicer at such time as permitted under any separate agreements between them so long as no Insurer Default has occurred and is continuing.

                                   ARTICLE X

                TERMINATION; SALE AND PURCHASE OF MORTGAGE LOANS

      Section 10.01. Termination Upon Early Redemption of the Notes or Liquidation of All Mortgage Loans; Right of Servicer and Insurer to Purchase Mortgage Loans.

      (a) The respective obligations and responsibilities under this Agreement of the Trust, the Depositor, the Servicer and the Indenture Trustee (other than the obligations to the Indenture Trustee pursuant to Section 6.7 of the Indenture and of the Servicer to provide for and the Indenture Trustee to make payments to Noteholders as contemplated herein and in the Indenture) shall terminate upon the earlier to occur of (i) satisfaction and discharge of the indebtedness evidenced by the Notes pursuant to the Indenture; and (ii) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Property; provided, however, that in no event shall the Trust or any trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      (b) The Trust agrees not to exercise the option to redeem the Notes pursuant to Section 10.01(a) of the Indenture prior to any sale of the Mortgage Loans or REO Property funding such redemption unless the Trust receives an Opinion of Counsel that either (x) such sale will not subject the Trust to tax and will not cause the Trust to fail to qualify as a REIT or (y) the proceeds of such sale after payment of any tax shall be or would have been sufficient to redeem the Notes in the full amount required under Section 10.1(a) of the Indenture if the Notes continued to be outstanding.

      Section 10.02. Sale and Purchase of Mortgage Loans

      (a) Any redemption of the Notes pursuant to Article X of the Indenture may be funded through the sale of some or all of the Mortgage Loans and REO Properties remaining in the Trust at a price equal to not less than the greater of (A) the aggregate Purchase Price of all such Mortgage Loans, plus the appraised value of each such REO Property, if any, to be sold, such appraisal to be conducted by an appraiser mutually agreed upon by the Trust, the purchaser and the Indenture Trustee in their reasonable discretion (and approved by the Insurer in its reasonable discretion) and (B) the aggregate fair market value of all of the assets to be sold (as determined by the Trust, the purchaser, the Insurer (to the extent the Insurer is not the purchaser) and the Indenture Trustee) as of the close of business on the third Business Day next preceding the date upon which notice of any such Note Redemption is furnished to Noteholders.

      (b) If the Trust has not effected any redemption directed by the Insurer pursuant to Section 10.1(b) of the Indenture within sixty (60) days of receipt of the direction from the Insurer to redeem the Notes, the Insurer may, subject to Section 10.1(b) of the Indenture, purchase from the Trust some or all of the Mortgage Loans and REO Property included in the Trust Property, as determined by the Insurer, for a purchase price equal to the greater of (i) the price thereof determined in accordance with Section 10.02(a) and (ii) the Redemption Price, such price to be delivered to the Indenture Trustee for deposit into the Distribution Account in immediately available funds at the time of such purchase.

      (c) The Insurer shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in the Trust at the price specified in Section 10.02(a) if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust at the time of such election is equal to or less than 5% of the Original Pool Balance, provided that such purchase will not subject the Trust to tax and will not cause the Trust to fail to qualify as a REIT. In the event of a purchase of all of the Mortgage Loans and REO Property remaining in the Trust by the Insurer pursuant to this Section 10.02(c), the Insurer shall deliver to the Indenture Trustee for deposit in the Distribution Account an amount in immediately available funds equal to the purchase price at the time of such purchase.

      (d) The Servicer shall have the right to purchase all of the Mortgage Loans and REO Property remaining in the Trust at the greater of (i) the price specified in Section 10.02(a) and (ii) the Redemption Price, if the aggregate stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust at the time of such election is equal to a less than 10% of the Original Pool Balance, provided that either (x) such purchase will not otherwise subject the Trust to tax and will not cause the Trust to fail to qualify as a REIT or (y) the purchase price paid by the Servicer is equal to the greater of (i) or (ii) above on an after-tax basis. In the event of a purchase of all of the Mortgage Loans and REO Property remaining in the Trust by the Servicer pursuant to this Section 10.02(d), the Servicer shall deliver to the Indenture Trustee for deposit into the Distribution Account an amount in immediately available funds equal to the purchase price at the time of such purchase.

      (e) Prior to any proposed sale of any Mortgage Loans as REO Property pursuant to Section 10.02(a), 10.02(b) or 10.02(c), the Trust shall give not less than ten business days notice thereof to the Servicer, specifying the proposed purchase price and date for the closing of such sale and offering to sell such Mortgage Loans and/or REO Property to the Servicer at such price on such date. The Servicer shall have ten days from its receipt of such notice to accept or reject such offer. The failure to respond in writing within such ten day period shall constitute rejection of such offer. If the Servicer accepts such offer, the Trust shall sell, and the Servicer shall purchase, on the date specified in the notice from the Trust referred to above, the Mortgage Loans and/or REO Property described in such notice on the date and at the price specified in such notice. Upon any such purchase by the Servicer, the Servicer shall deliver to the Indenture Trustee for deposit in the Distribution Account such purchase price in immediately available funds.

      (f) Upon certification to the Indenture Trustee by a Servicing Officer (a copy of which certification shall be delivered to the Insurer) of the deposit into the Distribution Account of the purchase price of any Mortgage Loans and REO Properties sold pursuant to Section 10.01(a), 10.01(b), 10.01(c), 10.01(d) or 10.01(e), the Indenture Trustee shall promptly release to the purchaser thereof the Mortgage Files for such Mortgage Loans, and execute all assignments, endorsements and other instruments necessary to effectuate such transfer, subject to the requirements of Section 2.8 of the Indenture. Section 10.03. [Reserved]

                                   ARTICLE XI

                                   [RESERVED]

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      Section 12.01. Amendment.

      This Agreement may be amended from time to time by the Trust, the Depositor, the Servicer and the Indenture Trustee without the consent of any of the Noteholders, (i) to cure any ambiguity, to correct any defect or to give effect to the expectations of Securityholders, (ii) to correct, modify or supplement any provisions herein, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust as a REIT at all times that any Securities are outstanding or to avoid or lessen the risk of the imposition of any tax on the Trust pursuant to the Code that would be a claim against the Trust Property, provided that the Indenture Trustee and the Insurer have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Securityholder, (iii) to change the timing and/or nature of deposits in the Collection Account, provided that such change will not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Insurer, adversely affect in any material respect the interests of any Noteholder and that such change will not adversely affect the then current rating or shadow rating assigned to any Class A Notes, as evidenced by a letter from each Rating Agency to such effect, (iv) to add to, modify or eliminate any provisions therein restricting transfers of certain Securities, which are inserted in response to Code provisions, or (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Insurer, adversely affect in any material respect the interests of any Noteholder, provided further, that if the Person requesting such amendment delivers to the Indenture Trustee and the Insurer written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to revise or withdraw its then current rating or shadow rating of the Class A Notes, such amendment will be deemed to not adversely affect in any material respect the interests of the Noteholders and no such Opinion of Counsel shall be required.

      This Agreement may also be amended from time to time by the Trust, the Depositor, the Servicer and the Indenture Trustee with the consent of the Insurer and the Noteholders holding Notes evidencing at least 66% of the aggregate Note Principal Balance of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or payments which are required to be deposited into the Collection Account or remitted to the Indenture Trustee for deposit into the Distribution Account,
(ii) adversely affect in any material respect the interests of the Holders of any Class of Notes in a manner, other than as described in (i), without the consent of the Holders of Notes evidencing at least 66% of the Note Principal Balance of the Notes of such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Insurer and the Holders of all Notes then outstanding. Notwithstanding the foregoing, this Agreement may be amended by the Trust, the Depositor, the Servicer, where applicable, and the Indenture Trustee provided that such action is approved by Holders of Notes evidencing 100% of the Note Principal Balance of each Class that, as evidenced by an Opinion of Counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Noteholders, while the Servicer or any affiliate thereof is the holder of Notes evidencing not less than 66% of the Note Principal Balance of the Notes of the relevant Class or Classes), any Notes registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding.

      Notwithstanding any contrary provision of this Agreement, the Indenture Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on the Trust pursuant to the REIT Provisions or cause the Trust to fail to qualify as a REIT. Any such amendment pursuant to the first paragraph of this Section 12.01 shall not be deemed to adversely affect in any material respect the interests of any Noteholder if such change is required by the Insurer, so long as no Insurer Default has occurred and is continuing, and the Servicer receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating or any shadow rating of the affected Notes.

      Promptly after the execution of any such amendment with the consent of Holders the Indenture Trustee shall furnish a copy of such amendment to the Trust and each Noteholder, the Rating Agencies and the Insurer.

      It shall not be necessary for the consent of Noteholders under this
Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

      The cost of any Opinion of Counsel to be delivered pursuant to this
Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Indenture Trustee.

      The Indenture Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

      Section 12.02. Recordation of Agreement; Counterparts.

      To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of the Indenture Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 12.03. [Reserved]

      Section 12.04. GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 12.05. Notices.

      All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Trust, c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (b) in the case of the Depositor, One New York Plaza, New York, New York 10292, Attention: Asset-Backed Finance Group (phone number (212) 778-1000), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Insurer and the Indenture Trustee in writing by the Depositor, (c) in the case of the Servicer, 15 South Main Street, Suite 750, Greenville, South Carolina 29606, Attention: Wade Hall (telecopy number: (864) 271-8374, or such other address or telecopy number as may hereafter be furnished to the Indenture Trustee and the Depositor in writing by the Servicer, (d) in the case of the Indenture Trustee, First Union National Bank, 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department (telecopy number 704-383-7316, or such other address or telecopy number as may hereafter be furnished to the Servicer and the Depositor in writing by the Indenture Trustee, and (e) in the case of the Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, NY 10022,
Attention: Surveillance Department Re: Emergent Home Equity Loan Trust 1997-4 (telecopy number 212-888-5278) or such other address or telecopy number as may hereafter be furnished to the Indenture Trustee, the Depositor and the Servicer in writing by the Insurer. Any party hereto may change the address, telephone number or telecopier number by notice to the other parties hereto in accordance with the terms hereof. In each case in which a notice or other communication to the Insurer refers to a Servicer Event of Default or a claim under the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT

MATERIAL ENCLOSED." Any notice required or permitted to be given to a Noteholder shall be given in the manner provided in Section ___ of the Indenture. Any notice so given to a Noteholder within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

      Section 12.06. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

      Section 12.07. Notice to Rating Agencies and Insurer.

      The Indenture Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the Insurer with respect to each of the following of which it has actual knowledge:

      1.    Any material change or amendment to this Agreement;

      2. The occurrence of any Servicer Event of Default that has not been cured or waived;

      3.    The resignation or termination of the Servicer or the Indenture
            Trustee;

      4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.05;

      5.    The final payment to the Holders of any Class of Notes;

      6.    Any change in the location of the Collection Account;

      7. Any event that would result in the inability of the Indenture Trustee to make advances regarding delinquent Mortgage Loans; and

      8.    Any Insurer Default that has not been cured.

      In addition, the Indenture Trustee shall promptly furnish to each Rating Agency and the Insurer copies of each report to Noteholders described in Section
4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:


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

      1.    Each annual statement as to compliance described in Section 3.22;
            and

      2. Each annual independent public accountants' servicing report described in Section 3.23.

      Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and to Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

      Section 12.08. Article and Section References.

      All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

      Section 12.09. Confirmation of Intent.

      It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other assets constituting the Trust Property by the Depositor to the Trust as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Depositor to the Trust of the Mortgage Loans and the other assets constituting the Trust Property. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other assets constituting the Trust Property are held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code;
(b) the transfer of the Mortgage Loans and the other assets constituting the Trust Property provided for herein shall be deemed to be a grant by the Depositor to the Trust of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the other assets constituting the Trust Property and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Trust of Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trust pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Servicer and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other assets constituting the Trust Property, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement.

      IN WITNESS WHEREOF, the Trust, the Depositor, the Servicer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        EMERGENT HOME EQUITY LOAN TRUST
                                        1997-4

                                        By: WILMINGTON TRUST COMPANY, not in
                                        its individual capacity but solely as
                                        Owner Trustee

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        PRUDENTIAL SECURITIES SECURED
                                        FINANCING CORPORATION, as Depositor

                                        By: ___________________________________
                                        Name: Glen Stein
                                        Title: Vice President

                                        EMERGENT MORTGAGE CORP., as Servicer

                                        By: ___________________________________
                                        Name: Laird Minor
                                        Title: Executive Vice President

                                        FIRST UNION NATIONAL BANK, solely in its capacity as Indenture Trustee and not in its individual capacity

                                        By: _____________________________
                                        Name: Pablo de la Canal
                                        Title: Assistant Vice President

[Signature Page for Sale and Servicing Agreement]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On the 23rd day of December, 1997, before me, a notary public in and for said State, personally appeared ___________, known to me to be a __________ of Wilmington Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ______________________________
                                                  Notary Public

[Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On the 23rd day of December, 1997, before me, a notary public in and for said State, personally appeared Glen Stein, known to me to be a Vice President of Prudential Securities Secured Financing Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ______________________________
                                                  Notary Public

[Seal]

STATE OF NEW YORK       )

                        ) ss.:

COUNTY OF NEW YORK      )

      On the 23rd day of December, 1997, before me, a notary public in and for said State, personally appeared Laird Minor, known to me to be a Executive Vice President of Emergent Mortgage Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ______________________________
                                                  Notary Public

[Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On the 23rd day of December, 1997, before me, a notary public in and for said State, personally appeared Pablo de la Canal, known to me to be an officer of First Union National Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking association, and acknowledged to me that such banking association executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ______________________________
                                                  Notary Public

[Seal]

                                                                       EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

                  The following words and phrases, unless otherwise defined in the Sale and Servicing Agreement, the Trust Agreement or the Indenture, shall have the meanings specified herein. For purposes of the Indenture, references to the term "Trust" as used in this Glossary of Defined Terms shall be deemed to be references to the Issuer.

                  "Accrued Note Interest": With respect to each Payment Date and any Class A Note, interest accrued during the related Interest Accrual Period at the applicable Class A Note Interest Rate for such Class A Note on the Note Principal Balance of such Class A Note immediately prior to such Payment Date.

                  "Accrued Shortfall Interest Carry Forward Amount": With respect to any Payment Date, the amount of the Shortfall Interest Deferred Amounts unpaid from preceding Payment Dates together with interest thereon at the related Interest Rate from such preceding Payment Dates to the current Payment Date.

                  "Act": The meaning specified in Section 12.3(a) of the Indenture.

                  "Actual Owner": The meaning assigned to such term in Section
4.05 of the Sale and Servicing Agreement.

                  "Addition Notice": A written notice from the Sponsor to the Depositor, the Indenture Trustee, the Rating Agencies and the Insurer that the Sponsor desires to make a Pre-Funded Loan Transfer.

                  "Additional Mortgage Loans": Any Mortgage Loans included in the Mortgage Pool as of the Closing Date but not identified by the Originator before the opening of business on December 1, 1997, but excluding any Qualified Substitute Mortgage Loans.

                  "Additional Trustee": Global Securitization Services, LLC, not in its individual capacity but solely as trustee under the Trust Agreement, and any successor to it as trustee thereunder.

                  "Additional Trustee Fees": The fees payable to the Additional Trustee as contemplated in Section 4.9 of the Trust Agreement.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Appointment of Additional Trustee Agreement": The Appointment of Additional Trustee Agreement dated the Closing Date among the Sponsor, the Owner Trustee and the Additional Trustee relating to the appointment of the Additional Trustee.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Authorized Newspaper": A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  "Authorized Officer": With respect to the Trust, the Depositor, the Sponsor and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee, the Depositor, the Sponsor or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Depositor, the Sponsor or the Servicer, as applicable, in matters relating to the Trust, the Depositor, the Sponsor or the Servicer, as the case may be, and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Depositor, the Sponsor and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Distribution Amount": With respect to any Payment Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments, Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during or with respect to the related Collection Period, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Payment Date pursuant to Section 3.25 of the Sale and Servicing Agreement, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls for such Payment Date pursuant to Section 3.26 of the Sale and Servicing Agreement, (d) the aggregate of any Monthly Advances made by the Servicer for such Payment Date pursuant to Section 4.03 of the Sale and Servicing Agreement, (e) the aggregate of any advances made by the Indenture Trustee for such Payment Date pursuant to
Section 7.02 of the Sale and Servicing Agreement, (f) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Collection Period pursuant to or as contemplated by Section 2.05, or 10.01 of the Sale and Servicing Agreement and the amount of any shortfall deposited into the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.05 of the Sale and Servicing Agreement during the related Collection Period and (g) the aggregate of any amounts deposited into the Distribution Account by the Indenture Trustee from the Interest Coverage Account, the Pre-Funding Account and the Redemption Account over (ii) the sum of
(a) amounts reimbursable or payable to the Depositor, the Servicer, the Indenture Trustee, the Sponsor or any Sub-Servicer pursuant to Section 3.11 or
Section 3.14 of the Sale and Servicing

Agreement or otherwise payable in respect of extraordinary Trust Property expenses, (b) Stayed Funds, (c) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) amounts reimbursable to the Indenture Trustee for an advance made pursuant to Section 7.02(b) of the Sale and Servicing Agreement which advance the Indenture Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made, (e) the Insurer Premium payable to the Insurer pursuant to Section 8.10(b) of the Indenture, and (f) the Indenture Trustee Fee payable from the Distribution Account pursuant to Section 6.7 of the Indenture.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": The final payment due on a Balloon Mortgage Loan.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Basic Documents": The Sale and Servicing Agreement, the Indenture, the Certificate of Trust, the Trust Agreement, the Indemnification Agreement, the Insurance Agreement, the Underwriting Agreement, the Trust Services Agreement, the Appointment of Additional Trustee Agreement and the other documents and certificates delivered in connection therewith.

                  "Beneficial Ownership," when used with respect to ownership of Certificates by any Person, shall mean all Certificates which are (i) directly owned by such Person, (ii) indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code, or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, PROVIDED THAT (x) in determining the amount of Certificates Beneficially Owned by a Person or group, no Certificate shall be counted more than once although applicable to two or more of clauses (i), (ii) and (iii) of this definition or (in the case of a group) although Beneficially Owned by more than one Person in such group.

                  "BIF": The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  "Book Entry Notes": A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 2.9 of the Indenture.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of South Carolina, or in the city in which the Insurer or the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Business Trust Statute": Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et. seq. as the same may be amended from time to time.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Certificate": Any of the Certificates executed and delivered by the Owner Trustee on behalf of the Trust, and authenticated by the Owner Trustee, pursuant to the Trust Agreement.

                  "Certificate Distribution Account": The trust account established and maintained by the Trust Servicer pursuant to Section 5.2 of the Trust Agreement.

                  "Certificate of Trust": The certificate of trust of the Trust as filed by the Initial Owner Trustee under the Business Trust Statute on behalf of the Trust pursuant to the Trust Agreement.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 4.9 of the Trust Agreement.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register.

                  "Class": Collectively, all of the Notes bearing the same class designation.

                  "Class A Fixed Rate Notes": The Notes of each Class other than the Class A-1 Variable Rate Notes.

                  "Class A Note": Any of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-6 Notes executed by the Owner Trustee on behalf of the Trust and authenticated and delivered by the Indenture Trustee pursuant to the Indenture.

                  "Class A Noteholder": Any Holder of a Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Note.

                  "Class A Note Interest Rate": With respect to the Class A-1 Notes, the Class A-1 Interest Rate, with respect to the Class A-2 Notes, the Class A-2 Interest Rate, with respect to the Class A-3 Notes, the Class A-3 Interest Rate, with respect to the Class A-4 Notes, the Class A-4 Interest Rate, with respect to the Class A-5 Notes, the Class A-5 Interest Rate, and with respect to the Class A-6 Notes, the Class A-6 Interest Rate.

                  "Class A Note Principal Balance": The sum of the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance, the Class A-4 Note Principal Balance, the Class A-5 Note Principal Balance and the Class A-6 Note Principal Balance.

                  "Class A-1 Variable Rate Notes": The Class A-1 Notes.

                  "Class A-1 Interest Payment Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-1 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus
(ii) to the extent the remaining Available Distribution Amount for such Payment Date is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-1 Interest Rate": For each Payment Date, a rate per annum equal to the lesser of (i) LIBOR plus 0.16% per annum and (ii) 10.50%.

                  "Class A-1 Note": Any one of the Class A-1 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-1 Note Principal Balance": The Class Note Balance for the Class A-1 Notes.

                  "Class A-2 Interest Payment Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-2 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus
(ii) to the extent the remaining Available Distribution Amount for such Payment Date is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-2 Interest Rate": For each Payment Date, a rate per annum equal to 6.470%.

                  "Class A-2 Note": Any one of the Class A-2 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-2 Note Principal Balance": The Class Note Balance for the Class A-2 Certificates.

                  "Class A-3 Interest Payment Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-3 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus
(ii) to the extent the remaining Available Distribution Amount for such Payment Date is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-3 Interest Rate": For each Payment Date, a rate per annum equal to 6.505%.

                  "Class A-3 Note": Any one of the Class A-3 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-3 Note Principal Balance": The Class Note Balance for the Class A-3 Notes.

                  "Class A-4 Interest Payment Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-4 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus
(ii) to the extent the remaining Available Distribution Amount is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-4 Interest Rate": For each Payment Date, a rate per annum equal to 6.700%.

                  "Class A-4 Note": Any one of the Class A-4 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-4 Note Principal Balance": The Class Note Balance for the Class A-4 Notes.

                  "Class A-5 Interest Payment Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-5 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus
(ii) to the extent the remaining Available Distribution Amount is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-5 Interest Rate": For each Payment Date, a rate per annum equal to 7.080%.

                  "Class A-5 Note": Any one of the Class A-5 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-5 Note Principal Balance": The Class Note Balance for the Class A-5 Notes.

                  "Class A-6 Interest Payment Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-6 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus
(ii) to the extent the remaining Available Distribution Amount is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-6 Interest Rate": For each Payment Date, a rate per annum equal to 6.685%.

                  "Class A-6 Lockout Payment Amount": For any Payment Date, an amount equal to the product of (x) the applicable Class A-6 Lockout Percentage for such Payment Date and (y) the Class A-6 Lockout Pro-Rata Distribution Amount for such Payment Date.

                  "Class A-6 Lockout Percentage": For each Payment Date, the percentage specified below for the period in which such Payment Date occurs:

                         Payment Date                  Lockout Percentage
                         ------------                  ------------------

                  January 1998 - December 2000                0%

                  January 2001 - December 2002               45%

                  January 2003 - December 2003               80%

                  January 2004 - December 2004              100%

                  Subsequent to December 2004               300%

                  "Class A-6 Lockout Pro-Rata Distribution Amount": For any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-6 Note Principal Balance immediately prior to such Payment Date and the denominator of which is the Class A Note Principal Balance immediately prior to such Payment Date, and (y) the Principal Distribution Amount for such Payment Date.

                  "Class A-6 Note": Any one of the Class A-6 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-6 Note Principal Balance": The Class Note Balance for the Class A-6 Notes.

                  "Class Note Balance": As to any Class of Notes and any date of determination, the aggregate of the Note Principal Balances of all Notes of such Class as of such date of determination.

                  "Closing Date":  December 23, 1997.

                  "Code": The Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": The meaning specified in the Granting Clause of the Indenture.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a) of the Sale and Servicing Agreement, which shall be entitled "Emergent Mortgage Corp., as Servicer for First Union National Bank, as Indenture Trustee, in trust for (A) registered holders of Emergent Home Equity Loan Trust Asset Backed Notes, Series 1997-4, and (B) Financial Security Assurance, Inc." and which must be an Eligible Account.

                  "Collection Period": In the case of any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs.

                  "Company": Emergent Mortgage Corp.

                  "Constructive Ownership": shall mean ownership of a Trust Interest by a Person, whether the Trust Interest is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms "Constructive Owner," "Constructively Owns", "Constructively Owned" and "Constructively Owning" shall have the correlative meanings.

                  "Contributor": Emergent Mortgage Holdings Corporation II.

                  "Contributor/Sponsor Contribution Agent": The Contribution and Assignment Agreement dated as of December 1, 1997 among the Contributor, the Sponsor and Emergent Group providing for the contribution of the Mortgage Loans from the Contributor to the Sponsor.

                  "Corporate Trust Office": With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business in connection with the Indenture shall be administered, which office at the date of the execution of the Indenture is located at 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business in connection with the Trust Agreement shall be administered, which office at the date of the execution of the Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                  "Cumulative Insurance Payments": As of any time of determination, the aggregate of all Insurance Payments previously made by the Insurer plus interest thereon from the date such amount became due until paid in full, at a rate of interest calculated as provided in the Insurance Agreement minus all payments previously made to the Insurer pursuant to Section 8.3 of the Indenture hereof as reimbursement for such amounts.

                  "Cumulative Loss Percentage": For any Payment Date, the percentage equivalent of a fraction, the numerator of which is aggregate amount of Realized Losses incurred from and including the first Collection Period to and including the most recently ended Collection Period, and the denominator of which is the Maximum Collateral Amount.

                  "Cut-off Date": With respect to each Initial Mortgage Loan, the opening of business on December 1, 1997; with respect to each Additional Mortgage Loan and each Pre-Funded Mortgage Loan, the respective origination dates thereof; and with respect to all Qualified Substitute Mortgage Loans, the first day of the calendar month in which the substitution occurs. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Deficiency Amount": With respect to the Class A Notes as of any Payment Date (i) any shortfall in amounts available in the Distribution Account to pay the Interest Payment Amount, net of any Relief Act Interest Shortfalls and Prepayment Interest Shortfalls allocated to the Class A Notes,
(ii) the Remaining Overcollateralization Deficit, if any, for such Payment Date and (iii) without duplication of the amount specified in clause (ii), the applicable Class A Note Principal Balance to the extent unpaid on the final Payment Date for each Class of the Class A Notes or the earlier termination of the Trust pursuant to the terms of the Trust Agreement.

                  "Deficiency Event": The inability of the Indenture Trustee to make the Scheduled Payment on any Payment Date due to a shortage of funds for such purpose then held in the Distribution Account and the failure of the Insurer to pay in full a claim made in accordance with the Policy with respect to such Payment Date.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Notes": The meaning specified in Section 2.9 of the Indenture.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": As of the last day of any Collection Period, the percentage equivalent of a fraction, the numerator of which equals the aggregate Stated Principal Balances of all Mortgage Loans that are 90 or more days Delinquent, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Collection Period.

                  "Delinquent": A Mortgage Loan is Delinquent if the Monthly Payment due on a Due Date is not paid on or before the next succeeding Due Date, at which time, such Mortgage Loan is 30 days Delinquent. If the Monthly Payment due on a Due Date is not paid on or before the second or third succeeding Due Date, respectively, such Mortgage Loan is 60 or 90 days Delinquent, as the case may be.

                  "Depositor": Prudential Securities Secured Financing Corporation, a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Payment Date, the fifth Business Day prior to such Payment Date.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) shall not be considered to Directly Operate an REO Property solely because the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any other Person so designated by the Indenture Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Note or Certificate, as the case may be, by such Person may cause the Trust or the Trust Property or any Person having an Ownership Interest in any Note or Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Note or Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account established and maintained by the Indenture Trustee pursuant to Section 8.7 of the Indenture.

                  "Due Date": With respect to each Payment Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Collection Period, exclusive of any days of grace.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "Emergent Group": Emergent Group, Inc., a South Carolina corporation.

                  "ERISA": Employee Retirement Income Security Act of 1974, as amended

                  "Escrow Payments": As defined in Section 3.09 of the Sale and Servicing Agreement.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Subordinated Amount": With respect to the Class A Notes and any Payment Date, the excess, if any, of (i) the Subordinated Amount for such Payment Date over (ii) the Required Subordinated Amount for such Payment Date.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Expense Account": The account established and maintained pursuant to Section 8.10 of the Indenture.

                  "Expenses": The meaning assigned to such term in Section 8.2 of the Sale and Servicing Agreement.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Maturity Date": With respect to any Class of the Class A Notes, the Final Scheduled Payment Date for such Class or, if earlier, the Redemption Date.

                  "Final Payment Date": With respect to any Class of the Class A Notes, the earlier of the Final Maturity Date with respect to such Class and the Payment Date on which the principal of and all accrued but unpaid interest on the Notes of such Class shall be paid in full.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor, the Depositor, the Servicer or the Insurer pursuant to or as contemplated by Section 2.05, 3.18(d) or 10.01) of the Sale and Servicing Agreement, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Final Scheduled Payment Date": (i) in the case of the Class A-1 Notes, May 15, 2007, (ii) in the case of the Class A-2 Notes, October 15, 2010, (iii) in the case of the Class A-3 Notes, December 15, 2012, (iv) in the case of the Class A-4 Notes, January 15, 2013, (v) in the case of the Class A-5 Notes, December 15, 2028, and (vi) in the case of the Class A-6 Notes, December 15, 2028.

                  "FNMA": Federal National Mortgage Association or any successor thereto.

                  "Grant": Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Indebtedness": With respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "Indemnification Agreement": The Indemnification Agreement dated as of December 4, 1997 among the Trust, the Insurer, the Sponsor, the Company, Emergent Group, Inc., the Contributor, the Depositor and Prudential Securities Incorporated.

                  "Indemnified Parties": The meaning assigned to such term in
Section 9.2 of the Sale and Servicing Agreement.

                  "Indenture": The Indenture dated as of December 1, 1997 between the Trust and the Indenture Trustee relating to the Notes.

                  "Indenture Trustee": First Union National Bank, a national banking association, or its successor-in-interest, or any successor trustee appointed as provided in the Indenture.

                  "Indenture Trustee Trust Secured Obligations": All amounts and obligations which the Trust may at any time owe to the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

                  "Indenture Trustee's Fee": The amount payable to the Indenture Trustee on each Payment Date pursuant to Section 6.7 of the Indenture as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Indenture Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Indenture Trustee's Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Payment Date (or, in the case of the initial Payment Date, as of the Cut-off Date).

                  "Indenture Trustee's Fee Rate": 0.015% per annum.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Trust, the Sponsor, the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the Sponsor, the Depositor, the Servicer or any Affiliate thereof, and
(c) is not connected with the Trust, the Sponsor, the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trust, the Sponsor, the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Trust, the Sponsor, the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                  "Independent Certificate": A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Sale and Servicing Agreement, prepared by an Independent appraiser or other expert appointed pursuant to an Trust Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code, so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Property is at arm's-length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Indenture Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 856(e)(1) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Certificateholders": Shall not mean not less than 110 United States Persons designated in writing by the Depositor to the Trust on or prior to the Closing Date.

                  "Initial Mortgage Loan": Any Mortgage Loan identified by the Originator as of the opening of business on December 1, 1997.

                  "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of December 1, 1997, among the Trust, the Depositor, the Contributor, the Originator/Servicer, the Sponsor, Emergent Group, and the Insurer, as amended or supplemented in accordance with the provisions thereof.

                  "Insurance Payment": Any payment made by the Insurer under the Policy with respect to the Class A Notes.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Insured Payment": With respect to the Class A Notes as of any Payment Date (i) the Interest Payment Amount, net of any Relief Act Interest Shortfalls and Prepayment Interest Shortfalls allocated to the Class A Notes for such Payment Date, (ii) the Remaining Overcollateralization Deficit, if any, for such Payment Date and (iii) without duplication of the amount specified in clause (ii), the applicable Class A Note Principal Balance to the extent unpaid on the final Payment Date for each Class of the Class A Notes or the earlier termination of the Trust pursuant to the terms of the Trust Agreement.

                  "Insurer": Financial Security Assurance, Inc. a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

                  "Insurer Default": The existence and continuance of any of the following:

                  (a) the Insurer fails to make a payment required under the Policy in accordance with its terms; or

                  (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Insurer of all or any material portion of its property.

                  "Insurer Issuer Secured Obligations": All amounts and obligations which the Trust may at any time owe to or on behalf of the Insurer under the Indenture, the Insurance Agreement or any other Basic Document.

                  "Insurer Premium": The Policy premium payable pursuant to
Section 8.10(b) of the Indenture.

                  "Insurer Premium Rate": 0.17% per annum.

                  "Interest Accrual Period": With respect to (i) any Payment Date and the Class A-1 Variable Rate Notes, the period from and including the immediately preceding Payment Date (or, in the case of the January 15, 1998 Payment Date, December 23, 1997) to and including the day immediately preceding the current Payment Date, and (ii) any Payment Date and the Class A Fixed Rate Notes, the calendar month immediately preceding the month in which such Payment Date occurs.

                  "Interest Coverage Account": The trust account established and maintained by the Indenture Trustee pursuant to Section 8.9 of the Indenture.

                  "Interest Determination Date": In respect of the Class A-1 Notes, the second business day preceding each Payment Date or, in the case of the January 15, 1998 Payment Date, the second business day preceding the Closing Date. As used in this definition, "business day" means a day on which banks are open for dealings in foreign currency and exchange in London and New York City.

                  "Interest Distribution Amount": With respect to any Payment Date and the Class A Notes, the aggregate Accrued Note Interest on the Class A Notes for such Payment Date.

                  "Interest Payment Amount": The sum of the Class A-1 Interest payment Amount, the Class A-2 Interest Payment Amount, the Class A-3 Interest Payment Amount, the Class A-4 Interest Payment Amount, the Class A-5 Interest Payment Amount and the Class A-6 Interest Payment Amount.

                  "Investment Account": As defined in Section 3.14 of the Sale and Servicing Agreement.

                  "Issuer": The Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request": A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Issuer Secured Obligations": The Insurer Issuer Secured Obligations and the Indenture Trustee Issuer Secured Obligations.

                  "Issuer Secured Parties": Each of the Indenture Trustee in respect of the Indenture Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Collection Period and not previously recovered.

                  "LIBOR": As of any Interest Determination Date in respect of the next Class A-1 Note Interest Accrual Period, the London interbank offered rate for one-month U.S. dollar deposits on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period for the Class A-1 Variable Rate Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period for the Class A-1 Variable Rate Notes shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan, or (iii) such Mortgage Loan is removed from the Trust Property by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.05 or Section 10.01 of the Sale and Servicing Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Property by reason of its being purchased pursuant to
Section 10.01 of the Sale and Servicing Agreement.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation and (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Sponsor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

                  "Majority Certificateholder": Any single Holder of Certificates representing the greatest Percentage Interest in the Certificates.

                  "Maximum Collateral Amount": The sum of the Original Pool Balance and the Original Pre-Funded Amount.

                  "Monthly Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Payment Date pursuant to
Section 4.03 of the Sale and Servicing Agreement.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 of the Sale and Servicing Agreement; and
(c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.03 of the Sale and Servicing Agreement pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Indenture Trustee pursuant to Section 2.01, Section 2.02 or Section 2.05(d) of the Sale and Servicing Agreement as from time to time held as a part of the Trust Property, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Property on such date. The Mortgage Loan Schedule shall set forth following information with respect to each Mortgage Loan:

          1.   the Sponsor's Mortgage Loan identifying number;

          2.   the Mortgagor's name;

          3. the street address of the Mortgaged Property including the state and zip code;

          4. a code indicating whether the Mortgaged Property is owner-occupied;

          5.   the type of Residential Dwelling constituting the Mortgaged
               Property;

          6.   the original months to maturity;

          7. the remaining months to stated maturity from the Cut-off Date based on the original amortization schedule;

          8.   the Loan-to-Value Ratio at origination;

          9. the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

          10.  the stated maturity date;

          11. the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

          12. the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

          13.  the original principal amount of the Mortgage Loan;

          14. the outstanding principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

          15. a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

          16.  the Mortgage Rate;

          17.  a code indicating the documentation style program;

          18.  the risk grade;

          19.  the Value of the Mortgaged Property;

          20.  the sale price of the Mortgaged Property, if applicable;

          21.  whether the Mortgage Loan has a due-on-sale clause; and

          22.  the program code.

                  The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on the Mortgage Loan Schedule from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

                  "Mortgage Schedule": The meaning ascribed thereto in the Sale and Servicing Agreement.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Monthly Excess Cashflow": With respect to any Payment Date, an amount equal to the excess of (x) the Available Distribution Amount for such Payment Date over (y) the sum for such Payment Date of (A) the amount described in Section 8.3(a)(i) of the Indenture and (B) the amount described in clauses (b)(i)-(iii) of the definition of Principal Distribution Amount minus the amount of any Subordination Reduction Amount for the Class A Notes for such Payment Date.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Property, including any lease renewed or extended on behalf of the Trust Property if the Trust Property has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Monthly Advance": Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-Transfer Event": An event other than a purported Transfer that would cause (a) any Person to Beneficially Own Certificates in excess of the Ownership Limit. Non-Transfer Events include but are not limited to the granting of any option or entering into any agreement for the sale, transfer or other disposition of Certificates.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Note": A Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-5 Note or Class A-6 Note.

                  "Note Factor": With respect to any Class of Notes as of any Payment Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Class Note Balance of such Class of Notes on such Payment Date (after giving effect to any distributions of principal in reduction of the Class Note Balance of such Class of Notes to be made on such Payment
Date), and the denominator of which is the initial Class Note Balance of such Class of Certificates as of the Closing Date.

                  "Note Owner": With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Note Paying Agent": The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 and is authorized by the Trust to make payments to and distributions from the Distribution Account, including payment of principal of or interest on the Notes on behalf of the Trust.

                  "Note Principal Balance": With respect to each Class A Note as of any date of determination, the Note Principal Balance of such Class A Note on the Payment Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon on such immediately prior Payment Date (or, in the case of any date of determination up to and including the first Payment Date, the initial Note Principal Balance of such Class A Note, as stated on the face thereof).

                  "Note Register" and "Note Registrar": The register maintained and the registrar appointed pursuant to Section 2.3 of the Indenture.

                  "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, and the Insurer to the extent of Cumulative Insurance Payments.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Trust (or Owner Trustee on behalf of the Trust), the Servicer, the Sponsor or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer acceptable to the Indenture Trustee, the Insurer or the Owner Trustee, as the case may be.

                  "Original Pool Balance": An amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

                  "Original Pre-Funded Amount": US$37,044,344.05, being the amount of cash to be deposited in the Pre-Funding Account on the Closing Date.

                  "Originator": Emergent Mortgage Corp.

                  "Originator/Contributor Contribution Agreement": The Contribution Agreement and Assignment dated as of December 1, 1997 among the Originator, the Contributor and Emergent Group providing for the contribution of the Mortgage Loans by the Originator to the Contributor.

                  "Outstanding": As of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Note Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee has been made); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected or bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Trust, the Sponsor or the Servicer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer either actually knows to be so owned or has received written notice thereof shall be so disregarded and Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, the Sponsor or the Servicer or any Affiliate of any thereof.

                  "Outstanding Amount": The aggregate Note Principal Balance of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

                  "Overcollateralization Deficit": With respect to any Payment Date, the excess, if any, of (i) the Class A Note Principal Balance, after taking into account the distribution of the Principal Distribution Amount (other than any portion thereof constituting the Overcollateralization Deficit or the Subordination Increase Amount) over (ii) the sum of the aggregate Stated Principal Balances of the Mortgage Loans then outstanding.

                  "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor to it as owner trustee thereunder.

                  "Owner Trustee Fees": The amounts payable to the Owner Trustee as contemplated in Section 11.1 of the Trust Agreement.

                  "Ownership Interest": As to any Note, any ownership or security interest in such Note, including any interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee. As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Owner Trust Estate": (i) the sum deposited in the Collection Account pursuant to Section 2.5 of the Sale and Servicing Agreement, (ii) all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, (iii) all funds on deposit from time to time in any of the Trust Accounts or the Certificate Distribution Account and (iv) all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement.

                  "Payment Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in January 1998.

                  "Percentage Interest": With respect to any Certificate, the undivided percentage ownership of the Certificates evidenced by such Certificate, as set forth in such Certificate.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Indenture Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment only if, at the time of investment, such investment is acceptable to the Insurer;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "Aaa" by Moody's and "AAA" by S&P; and

                  (vii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Insurer as a permitted investment of funds backing securities that have been rated "Aaa" by Moody's and "AAA" by S&P;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Article IV of the Trust Agreement.

                  "Permitted Trust Investments": means non-assessable, non-recourse debt or equity investment securities, held for income and/or appreciation, in respect of which the Trust, as holder, shall not be liable for the debts, liabilities or other obligations of the issuer thereof.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or, in respect of provisions of the Trust Agreement relating to matters of Constructive Ownership, an individual, a trust qualified under Section 501(c)(17) of the Code, the portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code or a private foundation within the meaning of Section 509(a) of the Code.

                  "Plan": The meaning assigned to such term in Section 4.10 of the Trust and Servicing Agreement.

                  "Policy": The Financial Guaranty Insurance Policy (No. 50659-N) issued by the Insurer relating to the Class A Notes, including any endorsements thereto, attached as Exhibit C to the Indenture.

                  "Policy Payments Account": The account established pursuant to
Section 11.4(b) of the Indenture.

                  "Predecessor Note": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 of the Sale and Servicing Agreement in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preference Claim": The meaning ascribed thereto in the Indenture.

                  "Pre-Funded Loan Transfer": The transfer and assignment by the Depositor to the Trust of the Pre-Funded Mortgage Loans pursuant to the terms hereof.

                  "Pre-Funded Loan Transfer Date": The Business Day on which a Pre-Funded Loan Transfer occurs.

                  "Pre-Funded Mortgage Loans": As defined in Section 2.02 of the Sale and Servicing Agreement.

                  "Pre-Funding Account": The trust account established and maintained by the Indenture Trustee pursuant to Section 8.8 of the Indenture.

                  "Pre-Funding Amount": With respect to any date, the amount on deposit in the Pre-Funding Account.

                  "Pre-Funding Earnings": The actual investment earnings realized on amounts deposited in the Pre-Funding Account.

                  "Pre-Funding Period": The period commencing on the Closing Date and ending on February 28, 1998.

                  "Prepayment Assumption": The Prepayment Assumption assumes that the pool of loans prepays in the first month at a constant annual prepayment rate of 1.7% and increases by an additional 1.7% each month thereafter until the tenth month, where it remains at a constant annual prepayment rate equal to 17%.

                  "Prepayment Interest Shortfall": With respect to any Payment Date, for each Mortgage Loan that was during the related Collection Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Collection Period, an amount equal to the excess of (i) interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Collection Period over (ii) the amount, if any, of the interest paid by the Mortgagor in connection with such Principal Prepayment. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.26 of the Sale and Servicing Agreement.

                  "Principal Distribution Amount": With respect to any Payment Date, the lesser of:

                  (a) the excess of the Available Distribution Amount over the amount payable on the Class A Notes pursuant to Sections 8.3 (a)(i) and
         8.3 (g) of the Indenture; and

                  (b) the sum of:

                           (i) the principal portion of each Monthly Payment due
                  during the related Collection Period, to the extent received, on each Mortgage Loan;

                           (ii) the Stated  Principal  Balance  of any  Mortgage
                  Loan that was purchased during the related Collection Period pursuant to or as contemplated by Section 2.05 or 10.01 of the Sale and Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section
                  2.05 of the Sale and Servicing Agreement during the related Collection Period;

                           (iii) the principal  portion of all other unscheduled
                  collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, payments pursuant to Section 3.28 of the Sale and REO Principal Amortization) received during the related Collection Period, net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to Section 4.03 of the Sale and Servicing Agreement in respect of a preceding Payment Date, and deposits into the Distribution Account from the Pre-Funding Account pursuant to
                  Section 8.8 of the Indenture and the Redemption Account pursuant to Section 8.11 of the Indenture, if any, not required to be distributed pursuant to Section 8.3(g) of the Indenture;

                           (iv) the amount of any Overcollateralization  Deficit
                  for such Payment Date; and

                           (v) the amount of any  Subordination  Increase Amount
                  for the Class A Notes for such Payment Date;

                           minus:

                           (vi) the amount of any Subordination Reduction Amount
                  for the Class A Notes for such Payment Date.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

                  "Prohibited Owner": shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to Certificates by the provisions of Article IV of the Trust Agreement.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.05 or 10.01 of the Sale and Servicing Agreement, and as confirmed by an Officers' Certificate from the Servicer to the Indenture Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01 of the Sale and Servicing Agreement), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 8.3 of the Indenture, through the next date corresponding to such Due Date which is on or after the date on which such purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the next date corresponding to such Due Date which is on or after the date on which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property from such corresponding date through the next such corresponding date which is on or after the date on which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to
Section 8.3 of the Indenture, (iii) any unreimbursed Servicing Advances and Monthly Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.18(b) of the Sale and Servicing Agreement, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.05 of the Sale and Servicing Agreement, expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have a Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) [intentionally left blank], (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have a risk grading determined by the Sponsor, with the approval of the Insurer, at least equal to the risk grading assigned on the Deleted Mortgage Loan, and (vii) conform to each representation and warranty set forth in the Unaffiliated Seller's Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause
(v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and the Insurer, notice of which designation shall be given to the Indenture Trustee, the Trust, the Sponsor and the Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.18(b) of the Sale and Servicing Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11 of the Sale and Servicing Agreement.

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.18(b) of the Sale and Servicing Agreement, minus (v) the aggregate of all Monthly Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.25 of the Sale and Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.25 of the Sale and Servicing Agreement.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  A Realized Loss within the meaning of the foregoing provisions shall constitute a Realized Loss regardless of how such Realized Loss shall have arisen (e.g., whether by virtue of any default, bankruptcy, fraud, special hazard or any other reason).

                  "Record Date": With respect to each Payment Date, the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

                  "Redemption Account": The trust account established and maintained by the Indenture Trustee pursuant to Section 8.11 of the Indenture.

                  "Redemption Date": In the case of a redemption of the Notes pursuant to Article X of the Indenture, the Payment Date for such redemption as provided in Article X of the Indenture.

                  "Redemption Price": As of any date, an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Notes plus accrued and unpaid interest thereon to but excluding such date..

                  "Reference Bank": A leading bank designated by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the Interest Determination Date in question, and (iii) who is not controlling, controlled by, or under common control with, the Servicer or the Indenture Trustee.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Payment Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "Remaining Overcollateralization Deficit": With respect to any Payment Date, the excess, if any, of (i) the Overcollateralization Deficit for such Payment Date over (ii) the Net Monthly Excess Cashflow for such Payment Date.

                  "REIT": A "real estate investment trust" within the meaning of
Section 856 of the Code.

                  "REIT Provisions": Provisions of the federal income tax law relating to real estate investment trusts, which appear at Sections 856-860 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": As defined in Section 4.02 of the Sale and Servicing Agreement.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.25 of the Sale and Servicing Agreement.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Property, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Payment Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the price paid in connection with a purchase of some or all of the Mortgage Loans and REO Properties pursuant to Section 10.01 of the Sale and Servicing Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.25(c) of the Sale and Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.25(d) of the Sale and Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.25 of the Sale and Servicing Agreement.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E -1 or Exhibit E-2.

                  "Required Subordinated Amount": With respect to any Payment Date, an amount equal to 3.75% of the Maximum Collateral Amount, subject to the following: (i) if the Step Up Trigger has occurred with respect to such Payment Date, the Required Subordinated Amount for such Payment Date will be an amount equal to 8% of the Maximum Collateral Amount, and (ii) if the Step Down Trigger has occurred, the Required Subordinated Amount for such Payment Date will be an amount equal to the greatest of (A) 0.50% of the Original Pool Balance, (B) the lesser of (x) 3.75%, of the Maximum Collateral Amount and (y) the Stepped Down Required Subordinated Percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date, and (C) the product of three and the Stated Principal Balance of the Mortgage Loan with the highest Stated Principal Balance as of such Payment Date.

                  "Reserve Interest Rate": The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a FNMA eligible condominium project, (iv) a detached one-family dwelling in a planned unit development or (v) a manufactured home treated as real property under local law, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Responsible Officer": When used with respect to the Indenture Trustee, any officer of the Corporate Trust Department of the Indenture Trustee, including any Senior Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred. When used with respect to the Owner Trustee, either (i) any officer of the Corporate Trust Department of the Owner Trustee, including any Senior Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Initial Owner Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred, or (ii) any director or officer of the Additional Trustee, including any Managing Director, Vice President, Secretary or Assistant Secretary thereof.

                  "Rolling Delinquency Percentage": For any Payment Date, the average of the Delinquency Percentages as of the last day of each of the three (or one or two, in the case of the first and second Payment Dates) most recently ended Collection Periods.

                  "Rolling Loss Percentage": As of any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding twelve Collection Periods, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the twelfth preceding Collection Period.

                  "SAIF": The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  "Sale and Servicing Agreement": The Sale and Servicing Agreement dated as of December 1, 1997, among the Trust, the Depositor, the Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

                  "Scheduled Payment": As defined in the Policy.

                  "Secretary of State": The Secretary of State of the State of Delaware.

                  "Security Majority": A majority by principal amount of the Noteholders so long as the Notes are outstanding and a majority by Percentage Interest of the Certificateholders thereafter.

                  "Securityholder" or "Holder": A Noteholder and/or Certificateholder, as the context requires.

                  "Servicer": Emergent Mortgage Corp., a South Carolina corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Event of Default": One or more of the events described in Section 7.01 of the Sale and Servicing Agreement.

                  "Servicer Extension Notice": As described in Section 7.01 of the Sale and Servicing Agreement.

                  "Servicer Remittance Date": With respect to any Payment Date, 12:00 noon New York time on the fourth Business Day prior to such Payment Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09 of the Sale and Servicing Agreement.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.16, 3.18 and 3.25 of the Sale and Servicing Agreement. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Indenture Trustee and the Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Shortfall Interest Deferred Amount": For any Payment Date with respect to any Class A Note, the amount, if any, of interest accrued during the related Interest Accrual Period on the Note Principal Balance of such Class A Note at the related Class A Note Interest Rate that is not available for payment on such Payment Date out of the Available Distribution Amount due to Relief Act Shortfalls and Prepayment Interest Shortfalls.

                  "Single Security": With respect to any Class of Class A Notes, a hypothetical Note of such Class evidencing a Percentage Interest for such Class corresponding to an initial Note Principal Balance of $1,000. With respect to the Certificates, a hypothetical Certificate evidencing a 100% Percentage Interest in the Certificates.

                  "Sponsor": Emergent Residual Holding Corp., or its successor-in-interest, in its capacity as seller under the Unaffiliated Seller's Agreement.

                  "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Inc., or its successor in interest.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or included in a Monthly Advance and distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.18, to the extent distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": As defined in Section 7.02(b) of the Sale and Servicing Agreement.

                  "Step Down Cumulative Loss Test": The Step Down Cumulative Loss Test will be met with respect to a Payment Date as follows: (i) for the 30th through the 41st Payment Dates, if the Cumulative Loss Percentage for such Payment Date is 2.00% or less, (ii) for the 42nd through the 53rd Payment Dates, if the Cumulative Loss Percentage for such Payment Date is 2.50% or less, (iii) for the 54th through the 65th Payment Dates, if the Cumulative Loss Percentage for such Payment Date is 2.90% or less, and (iv) for 66th Payment Date and any Payment Date thereafter, if the Cumulative Loss Percentage for such Payment Date is 3.25% or less.

                  "Step Down Rolling Delinquency Test": The Step Down Rolling Delinquency Test will be met with respect to a Payment Date if the Rolling Delinquency Percentage for such Payment Date is 8.00% or less.

                  "Step Down Rolling Loss Test": The Step Down Rolling Loss Test will be met with respect to a Payment Date if the Rolling Loss Percentage for such Payment Date is less than 1.00%.

                  "Step Down Trigger": For any Payment Date after the 30th Payment Date, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred for the 30th Payment Date or any preceding Payment Date.

                  "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test will be met with respect to a Payment Date as follows (i) for the 1st through the 12th Payment Dates, if the Cumulative Loss Percentage for such Payment Date is more than 1.00%, (ii) for the 13th through the 24th Payment Dates, if the Cumulative Loss Percentage for such Payment Date is more than 1.50%, (iii) for the 25th through the 36th Payment Dates, if the Cumulative Loss Percentage for such Payment Date is more than 2.15%, (iv) for the 37th through the 48th Payment Dates, if the Cumulative Loss Percentage for such Payment Date is more than 2.65%, and (v) for the 49th Payment Date and any Payment Date thereafter, if the Cumulative Loss Percentage for such Payment Date is more than 3.25%.

                  "Step Up Rolling Delinquency Test": The Step Up Rolling Delinquency Test will be met with respect to a Payment Date if the Rolling Delinquency Percentage for such Payment Date is more than 10.00%.

                  "Step Up Rolling Loss Test": The Step Up Rolling Loss Test will be met with respect to a Payment Date if the Rolling Loss Percentage for such Payment Date is 1.25% or more.

                  "Step Up Trigger": For any Payment Date, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling

Delinquency Test or the Step Up Rolling Loss Test is met with respect to such Payment Date.

                  "Stepped Down Required Subordinated Percentage": For any Payment Date for which the Step Down Trigger has occurred, a percentage equal to
(i) the percentage equivalent of a fraction, the numerator of which is 3.75% of the Maximum Collateral Amount, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date, minus
(ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 7.50%, multiplied by (B) the number of consecutive Payment Dates through and including the Payment Date for which the Stepped Down Required Subordinated Percentage is being calculated, up to a maximum of six, for which the Step Down Trigger has occurred, and the denominator of which is six.

                  "Subordinated Amount": With respect to any Payment Date, the excess, if any, of (a) the sum of (i) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Payment Date and (ii) the amount on deposit in the Pre-Funding Account immediately following such Payment Date; over (b) the Class A Note Principal Balance as of such Payment Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on such Payment
Date); provided, however, that such amount shall not be less than zero.

                  "Subordination Deficiency Amount": With respect to any Payment Date, the excess, if any, of (a) the Required Subordinated Amount applicable to such Payment Date over (b) the Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any Subordination Increase Amounts on such Payment Date.

                  "Subordination Increase Amount": With respect to any Payment Date, the lesser of (a) the Subordination Deficiency Amount as of such Payment Date (after taking into account the payment of the Principal Distribution Amount, on such Payment Date, exclusive of the payment of any Subordination Increase Amount) and (b) the amount of Net Monthly Excess Cashflow on such Payment Date as reduced by any Cumulative Insurance Payments or payments allocated to the Overcollateralization Deficit; provided, however, that prior to the earlier of (i) the December 1998 Payment Date and (ii) such time as the aggregate amount distributed pursuant to Section 8.3(a)(vi) of the Indenture equals or exceeds $1,500,000, the Subordination Increase Amount shall be deemed to be zero.

                  "Subordination Reduction Amount": With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the sum of the amounts available for distribution specified in clauses
(b)(i) through (iii) of the definition of Principal Distribution Amount.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02 of the Sale and Servicing Agreement.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 of the Sale and Servicing Agreement and is otherwise acceptable to the Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the Sale and Servicing Agreement.

                  "Substitution Shortfall Amount": As defined in Section 2.05(d) of the Sale and Servicing Agreement.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1120-REIT or any successor forms, to be filed on behalf of the Trust due to its classification as a REIT under the REIT Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Termination Date": The latest of (i) the termination of the Policy and the return of the Policy to the Insurer for cancellation, (ii) the date on which the Indenture Trustee shall have received payment and performance of all Insurer Trust Secured obligations and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Indenture Trustee Trust Secured Obligations.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate or a Note, as the case may be.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Security.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate or Note, as the case may be.

                  "Treasury Regulations": Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust": The trust established by the Trust Agreement.

                  "Trust Accounts": The Pre-Funding Account, the Redemption Account, the Collection Account, the Distribution Account, the Interest Coverage Account and the Expense Account.

                  "Trust Agreement": The Trust Agreement dated as of November 26, 1997 between the Sponsor and the Owner Trustee relating to the establishment of the Trust, together with the Appointment of Additional Trustee Agreement.

                  "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

                  "Trust Interest": A beneficial interest in the Trust representing a portion of the aggregate beneficial interests in the Trust of all Certificateholders.

                  "Trust Servicer": Emergent Mortgage Corp. in its capacity as Trust Servicer under the Trust Services Agreement.

                  "Trust Property": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Indenture Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Unaffiliated Seller's Agreement (including any security interest created thereby), (v) the Collection Account, the Distribution Account, any REO Account and the Expense Account and such assets that are deposited therein from time to time and any investments thereof, (vi) any amounts on deposit in the Pre-Funding Account and the Redemption Account, and (vii) the Indenture Trustee's rights under the Policy, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Property specifically excludes all payments and other collections of principal and interest on the Mortgage Loans received on or before the Cut-off Date.

                  "Trust Services Agreement": The Trust Services Agreement, dated as of December 23, 1997, between the Trust and the Trust Servicer, providing for the provision of certain services to the Trust by the Trust Servicer.

                  "Unaffiliated Seller's Agreement": The agreement dated as of December 1, 1997 among the Sponsor, the Depositor and Emergent Group and providing for the sale of the Mortgage Loans from the Sponsor to the Depositor.

                  "Underwriting Agreement": The Underwriting Agreement dated December 4, 1997 among the Trust, the Depositor and Prudential Securities Incorporated relating to the issuance and sale of the Notes.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.16 of the Sale and Servicing Agreement.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in
Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Sponsor in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Sponsor in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(l) above.

                  "Voting Rights": The voting rights hereunder of Holders of the Notes or, so long as no Insurer Default shall have occurred and be continuing, of the Insurer in the place and stead of the Holders of the Notes, as provided in the Sale and Servicing Agreement and the Indenture.

                  "Warehouse Liens": The security interests in and liens on the Trust Property securing the Warehouse Loans.

                  "Warehouse Loans": Loans and other indebtedness of the Originator and Emergent Group, under or in respect of (i) the Interim Warehouse and Security Agreement dated as of March 4, 1997, as amended, among Prudential Securities Credit Corporation, the Originator and Emergent Group, Inc., (ii) the Mortgage Loan Warehousing Agreement dated as of March 20, 1997, as amended, between the Originator and First Union National Bank, and/or (iii) the Mortgage Loan Warehousing Credit Agreement dated as November 22, 1994, as amended, between First Union National Bank and Carolina Investors, Inc.

                                    EXHIBIT B

                                   [RESERVED]

                                   EXHIBIT C-1

                FORM OF INDENTURE TRUSTEE'S INITIAL CERTIFICATION

                                                        __________, 1997

Emergent Home Equity Loan Trust 1997-4
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn:  Corporate Trust Office

Prudential Securities Secured
  Financing Corporation
One New York Plaza
New York, New York 10292
Attn:  Asset-Backed Finance Group

Emergent Mortgage Corp.
50 Datastream Plaza, Suite 201
Greenville, SC 29605

            Re: Sale and Servicing Agreement, dated as of December 1, 1997, among Emergent Home Equity Loan Trust 1997-4, Prudential Securities Secured Financing Corporation, Emergent Mortgage Corp. and First Union National Bank (the "Agreement")

Ladies and Gentlemen:

      Pursuant to Section 2.04 of the Agreement, we certify that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) the Mortgage Note included in each Mortgage File required to be delivered to us pursuant to the Agreement is in our possession and (ii) such Mortgage Note has been reviewed by us and appears regular on its face and relates to such Mortgage Loan.

      Attached is the Indenture Trustee's preliminary exceptions in accordance with Section 2.04 of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in


                                     C-1-1
the Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                     FIRST UNION NATIONAL BANK,
                                     solely in its capacity as Indenture Trustee and not in its individual capacity

                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________


                                     C-1-2

                                   EXHIBIT C-2

                 FORM OF INDENTURE TRUSTEE'S FINAL CERTIFICATION

                                                        _________, 1997

Emergent Home Equity Loan Trust 1997-4
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn:  Corporate Trust Office

Prudential Securities Secured
  Financing Corporation
One New York Plaza
New York, New York 10292
Attn:  Asset-Backed Finance Group

Emergent Mortgage Corp.
50 Datastream Plaza, Suite 201
Greenville, SC 29605

            Re: Sale and Servicing Agreement, dated as of December 1, 1997, among Emergent Home Equity Loan Trust 1997-4, Prudential Securities Secured Financing Corporation, Emergent Mortgage Corp. and First Union National Bank (the "Agreement")

Ladies and Gentlemen:

      In accordance with Section 2.04 of the Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

      (a) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost;

      (b) an original recorded Assignment of the Mortgage to the Indenture Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

      (c) the original lender's title insurance policy.


                                     C-2-1

      The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                     FIRST UNION NATIONAL BANK,
                                     solely in its capacity as Indenture Trustee and not in its individual capacity

                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________




                                     C-2-2

                                    EXHIBIT D

                     FORM OF UNAFFILIATED SELLER'S AGREEMENT

                                   Exhibit E-1

                               REQUEST FOR RELEASE
                        (for Indenture Trustee/Custodian)

Loan Information

         Name of Mortgagor:

         Servicer
         Loan No.:

Indenture Trustee/Custodian

         Name:          First Union National Bank

         Address:       230 S. Tryon Street, Charlotte, NC  28288


Indenture Trustee/Custodian
Mortgage File No.:

Depositor

         Name:          Prudential Securities Secured
                        Financing Corporation

         Address:       One New York Plaza, New York  10292

Trust

         Name:          Emergent Home Equity Loan Trust 1997-4
         Address:       c/o Wilmington Trust Company, Owner Trustee
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware 19890-0001
                        Attn:  Corporate Trust Office

         Securities:    Emergent Home Equity Loan Asset Backed Notes,
                        Series 1997-4.


                                      E-1-1

      The undersigned Servicer hereby acknowledges that it has received from First Union National Bank, as Indenture Trustee for the Holders of Emergent Home Equity Loan Asset Backed Notes, Series 1997-4, the documents referred to below (the "Documents"). All capitalized terms not otherwise in this Request for Release shall have the meanings given them in the Sale and Servicing Agreement, dated as of December 1, 1997, among the Indenture Trustee, the Trust, the Depositor and the Servicer (the "Sale and Servicing Agreement").

(a) Promissory Note dated __________, 19__, in the original principal sum of $________, made by ______________, payable to, or endorsed to the order of, the Indenture Trustee.

(b) Mortgage recorded on ____________________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket _________________ of official records at page/image ______________.

(c) Deed of Trust recorded on _______________ as instrument no. ___________ in the County Recorder's Office of the County of _______________, State of ________________ in book/reel/docket ________________ of official records at page/image _____________.

(d) Assignment of Mortgage or Deed of Trust to the Indenture Trustee, recorded on ______ as instrument no. _______ in the County Recorder's Office of the County of ______________, State of ______________ in book/reel/docket __________ of official records at page/image ______________.

(e) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f)   __________________________________________

(g)   __________________________________________

(h)   __________________________________________

(i)   __________________________________________

            The undersigned Servicer hereby acknowledges and agrees as follows:

            (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Indenture Trustee, solely for the purposes provided in the Agreement and the Indenture.

            (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.


                                     E-1-2

            (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Indenture Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Indenture Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                             EMERGENT MORTGAGE CORP.

                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________


                                      E-1-3

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                  EMERGENT HOME EQUITY LOAN ASSET BACKED NOTES
                                  SERIES 1997-4

____________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE SALE AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:_____________ BORROWER'S NAME:

COUNTY:

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE SALE AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                     DATED:

// VICE PRESIDENT

// ASSISTANT VICE PRESIDENT


                                     E-2-1

                                    EXHIBIT F

                   PRE-FUNDED MORTGAGE LOAN TRANSFER AGREEMENT

                     EMERGENT HOME EQUITY LOAN TRUST 1997-4

      Emergent Home Equity Loan Trust 1997-4 ("Trust"), Emergent Mortgage Corp. ("Originator"), Emergent Mortgage Holdings Corporation II ("Contributor"), Emergent Residual Holdings Corp. ("Sponsor"), Prudential Securities Secured Financing Corporation ("Depositor"), and First Union National Bank, as Indenture Trustee (the "Indenture Trustee"), pursuant to (i) the Contribution Agreement and Assignment dated as of December 1, 1997 (the "Originator/Contributor Contribution Agreement") among Originator, Contributor and Emergent Group, Inc. ("Emergent Group"), (ii) the Contribution Agreement and Assignment dated as of December 1, 1997 (the "Contributor/Sponsor Contribution Agreement") among the Contributor, the Sponsor and Emergent Group, (iii) the Unaffiliated Seller's Agreement dated as of December 1, 1997 (the "Unaffiliated Seller's Agreement") among Sponsor, Depositor and Emergent Group, and (iv) the Sale and Servicing Agreement dated as of December 1, 1997 (the "Sale and Servicing Agreement") among the Trust, the Depositor, the Originator and the Indenture Trustee, hereby confirm, as of this day of , 1998, their understanding and agreement as follows with respect to the contribution by the Originator to the Contributor, the contribution by the Contributor to the Sponsor, the sale by the Sponsor to the Depositor, and the sale by the Depositor to the Trust of the Mortgage Loans listed on the attached Mortgage Loan Schedule (the "Pre-Funded Mortgage Loans").

      The Originator hereby irrevocably contributes to the Contributor (subject to any Warehouse Liens thereon) without recourse (except as otherwise explicitly provided for in Originator/Contributor Contribution Agreement, the Contributor/Sponsor Contribution Agreement, the Unaffiliated Seller's Agreement and/or the Sale and Servicing Agreement) all of its right, title and interest in and to the Pre-Funded Mortgage Loans, including, without limitation, the Mortgages, the Mortgage Files, the Mortgage Notes, all other documents, materials and properties appurtenant thereto, all interest and principal collected by the Originator on or with respect to the Pre-Funded Mortgage Loans on or after the related Cut-off Dates, and all proceeds received on or after such Cut-off Dates of any related insurance policies. The Originator shall deliver the original Mortgage Note, Mortgage or mortgage assignment with evidence of recording thereon and other required documentation in accordance with the delivery requirements of the Sponsor set forth in Section 2.03 of the Unaffiliated Seller's Agreement.

      The Contributor hereby irrevocably contributes to the Sponsor (subject to any Warehouse Liens thereon) without recourse (except as otherwise explicitly provided for in Originator/Contributor Contribution Agreement, the Contributor/Sponsor Contribution Agreement, the Unaffiliated Seller's Agreement and/or the Sale and Servicing Agreement) all of its right, title and interest in and to the Pre-Funded Mortgage Loans, including, without limitation, the Mortgages, the

Mortgage Files, the Mortgage Notes, all other documents, materials and properties appurtenant thereto, all interest and principal collected by the Originator on or with respect to the Pre-Funded Mortgage Loans on or after the related Cut-off Dates, and all proceeds received on or after such Cut-off Dates of any related insurance policies. The Contributor shall deliver the original Mortgage Note, Mortgage or mortgage assignment with evidence of recording thereon and other required documentation in accordance with the delivery requirements of the Sponsor set forth in Section 2.03 of the Unaffiliated Seller's Agreement.

      The Sponsor does hereby irrevocably sell to the Depositor (subject to the Warehouse Liens) without recourse (except as otherwise explicitly provided for in the Originator/Contributor Contribution Agreement, the Contributor/Sponsor Contribution Agreement, the Unaffiliated Seller's Agreement and/or the Sale and Servicing Agreement) all of its right, title and interest in and to the Pre-Funded Mortgage Loans, including, without limitation, the Mortgages, the Mortgage Files, the Mortgage Notes, all other documents, materials and properties appurtenant thereto, all interest and principal collected by the Sponsor on or with respect to the Pre-Funded Mortgage Loans on or after the related Cut-off Dates and all proceeds received on or after such Cut-off Dates of any related insurance policies. The Sponsor shall deliver the original Mortgage Note, Mortgage or mortgage assignment with evidence of recording thereon and other required documentation in accordance Section 2.03 of the Unaffiliated Seller's Agreement.

      The Depositor does hereby irrevocably sell to the Trust without recourse (except as otherwise explicitly provided for in the Originator/Contributor Contribution Agreement, the Contributor/Sponsor Contribution Agreement, the Unaffiliated Seller's Agreement and/or the Sale and Servicing Agreement) all of its right, title and interest in and to the Pre-Funded Mortgage Loans, including, without limitation, the Mortgages, the Mortgage Files, Mortgages Notes, all other documents, materials and properties appurtenant thereto, all interest and principal collected by the Depositor on or with respect to the Pre-Funded Mortgage Loans on or after the related Cut-off Dates and all proceeds received on or after such Cut-off Dates of any related insurance policies. The Depositor shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon and other required documentation in accordance with the terms set forth in Section 2.03 of the Sale and Servicing Agreement.

      The Trust hereby grants to the Indenture Trustee (subject to any Warehouse Liens thereon), for the benefit of the Trust Secured Parties, all of the Trust's right, title and interest in and to the Pre-Funded Mortgage Loans, including, without limitation, the Mortgages, the Mortgage Files, Mortgages Notes, all other documents, materials and properties appurtenant thereto, all interest and principal collected by the Depositor on or with respect to the Pre-Funded Mortgage Loans on or after the related Cut-off Dates and all proceeds received on or after such Cut-off Dates of any related insurance policies.

      The expenses and costs relating to the transfers of the Pre-Funded Mortgage Loans contemplated hereby shall be borne by the Sponsor.

      The Originator, the Contributor and the Sponsor hereby affirm the representations and warranties made by each of them set forth in the Originator/Contributor Contribution Agreement, the Contributor/Sponsor Contribution Agreement and the Unaffiliated Seller's Agreement, respectively, that relate to the Pre-Funded Mortgage Loans on and as of the date hereof. The Originator, the Contributor and the Sponsor each hereby deliver notice and confirm that each of the conditions set forth in Section 2.02(c) of the Sale and Servicing Agreement are satisfied on and as of the date hereof in respect of the Pre-Funded Mortgage Loans.

      The Depositor hereby affirms each of its representations and warranties set forth in the Unaffiliated Seller's Agreement that relate to the Pre-Funded Mortgage Loans on and as of the date hereof. The Depositor hereby delivers notice and confirms that each of the conditions set forth in Section 2.02(c) of the Sale and Servicing Agreement are satisfied as of the date hereof in respect of the Pre-Funded Mortgage Loans.

      The Trust hereby affirms each of its representations and warranties set forth in the Indenture that relate to the Pre-Funded Mortgage Loans on and as of the date hereof.

      Additional terms of sale are attached hereto as Attachment A.

      To the extent permitted by applicable law, this Pre-Funded Mortgage Loan Transfer Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense, but only upon the direction of the Indenture Trustee accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders.

      Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

      This Pre-Funded Mortgage Loan Transfer Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to the principles of conflicts of laws.

      This Pre-Funded Mortgage Loan Transfer Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

      Terms capitalized herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Sale and Servicing Agreement.

                                             EMERGENT HOME EQUITY LOAN
                                             TRUST 1997-4

                                             By: WILMINGTON TRUST COMPANY,
                                                  not in its individual capacity
                                                  but solely as Owner Trustee

                                             By:________________________________
                                             Name:
                                             Title:

                                             EMERGENT MORTGAGE CORP.

                                             By:________________________________
                                              Name:
                                              Title:

                                             PRUDENTIAL SECURITIES SECURED
                                             FINANCING CORPORATION

                                             By:________________________________
                                              Name:
                                              Title:

                                             FIRST UNION NATIONAL BANK,
                                              as Indenture Trustee

                                             By:________________________________
                                              Name:
                                              Title:

                                   ATTACHMENTS

      A.    Additional Terms of Sale

      B.    Mortgage Loan Schedule

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE